UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a‑12

Establishment Labs Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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ESTABLISHMENT LABS HOLDINGS INC.
BUILDING B15 AND 25
COYOL FREE ZONE
ALAJUELA, COSTA RICA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 1:00 pm Eastern Time on Wednesday, May 24, 2023
Dear Shareholders of Establishment Labs Holdings Inc.:
We cordially invite you to attend the 2023 annual meeting of shareholders (the “Annual Meeting”) of Establishment Labs Holdings Inc. (“Establishment Labs”, “we” or “us”), incorporated in the British Virgin Islands, to be held on May 24, 2023 at 1:00 pm Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/ESTA2023, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, as applicable.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.    To elect the two Class II directors named in the accompanying proxy statement to serve for a three-year term;
2. To approve, on an advisory basis, the compensation of our named executive officers;
3.    To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
4.    To approve an amendment and restatement of our amended and restated memorandum of association and articles of association to declassify the board of directors;
5.    To approve an amendment and restatement of our amended and restated memorandum of association and articles of association to eliminate supermajority voting requirements; and
6.    To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The Establishment Labs board of directors has fixed the close of business on April 4, 2023 as the record date for the Annual Meeting. Only shareholders of record on April 4, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction. Returning the proxy or voting instructions does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares during the Annual Meeting.
We appreciate your continued support of Establishment Labs.
By order of the Board,
/s/ Juan José Chacón Quirós
Juan José Chacón Quirós
Board Member and Chief Executive Officer
Alajuela, Costa Rica
April 12, 2023

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1—ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE	13
COMMITTEES OF THE BOARD	16
NON-EMPLOYEE DIRECTOR COMPENSATION	20
EXECUTIVE OFFICERS	22
PROPOSAL 2—ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	23
EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Report of the Compensation Committee	32
Compensation Committee Interlocks and Insider Participation	32
Executive Compensation Tables and Other Information	33
PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
REPORT OF THE AUDIT COMMITTEE	48
PROPOSAL 4—AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION TO DECLASSIFY THE BOARD	48
PROPOSAL 5—AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENT	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
EQUITY COMPENSATION PLAN INFORMATION	56
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	57
OTHER MATTERS	59
APPENDIX A—AMENDMENT AND RESTATEMENT OF MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION	1

ESTABLISHMENT LABS HOLDINGS INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 1:00 pm Eastern Time on Wednesday, May 24, 2023
This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors ("Board") for use at the 2023 Annual Meeting of Shareholders (the "Annual Meeting") of Establishment Labs Holdings Inc., incorporated in the British Virgin Islands, and any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, May 24, 2023 at 1:00 pm Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/ESTA2023, where you will be able to listen to the meeting live, submit questions and vote online. These proxy materials are first being sent or made available to all shareholders entitled to vote at the Annual Meeting on or about April 12, 2023.
The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Important Notice Regarding Internet Availability of Proxy Materials
This proxy statement and our annual report can be accessed by visiting: www.proxyvote.com. These materials are also available in the Investors section of our website at https://establishmentlabs.com.

Questions and Answers About These Proxy Materials and Voting
Q: Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A: In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All shareholders will have the ability to access the proxy materials, including this proxy statement and our annual report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage shareholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of shareholders.
Q:    What matters am I voting on?
A:    You will be voting on:
•the election of two Class II directors to serve for a three-year term;
•approval, on an advisory basis, of the compensation of our named executive officers;

•ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•approval of an amendment and restatement of our amended and restated memorandum of association and articles of association (“Memorandum and Articles of Association”) to declassify the Board;
•approval of an amendment and restatement of our Memorandum and Articles of Association to eliminate supermajority voting requirements;
•any other business as may properly come before the Annual Meeting.
Q:    How does the Board recommend I vote on these proposals?
A:    Our Board recommends a vote:
•“FOR” the election of the two Class II nominees for director named in this proxy statement;
•“FOR” the compensation of our named executive officers;
•“FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•“FOR” the amendment and restatement of the Memorandum and Articles of Association to declassify the Board; and
•“FOR” the amendment and restatement of the Memorandum and Articles of Association to eliminate supermajority voting requirements.
Q:    When is the Annual Meeting and where will it be held?
A:    The Annual Meeting will be held on Wednesday, May 24, 2023 at 1:00 pm Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/ESTA2023, where you will be able to listen to the meeting live, submit questions and vote online.
Q: Why are you holding a virtual Annual Meeting?
A: We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.
Q: What do I need to do to attend the Annual Meeting?
A: You will be able to attend the Annual Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/ESTA2023. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form, as applicable. The Annual Meeting webcast will begin promptly at 1:00 pm Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual

Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.
Shareholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many shareholder-submitted questions as time permits.
Q:    Who is entitled to vote?
A:    Only holders of record of our common shares at the close of business on April 4, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 24,461,694 common shares were issued and outstanding. Every shareholder is entitled to one vote for each ordinary share held on the Record Date.
Registered Shareholders. If our common shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the shareholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Annual Meeting. Throughout this proxy statement, we refer to these registered shareholders as “shareholders of record.”
Street Name Shareholders. If our common shares are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice or a printed set of the proxy materials was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.
Q:    How do I vote?
A:    If you are a shareholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 23, 2023 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 23, 2023 (have your Notice or proxy card in hand when you call); or
•by completing the proxy card accompanying your proxy materials (if you received printed proxy materials) and returning it in the pre-addressed, postage paid envelope provided to you; or
•by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/ESTA2023, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card or Notice in hand when you visit the website.
If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this proxy statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.
Q:    How may my brokerage firm vote my shares if I fail to provide timely directions?
A:    Brokerage firms holding common shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. If you hold your shares in street name through a brokerage firm and do not submit voting instructions to your broker, your broker will have discretion to vote your shares on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the shareholder. Proposal 3 (ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023) is a routine matter, while each of Proposal 1 (election of directors), Proposal 2 (advisory approval of named executive officer compensation), Proposal 4 (amendment and restatement of Memorandum and Articles of Association to declassify the Board) and Proposal 5 (amendment and restatement of Memorandum and Articles of Association to eliminate supermajority voting requirements) is considered non-routine. Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present and entitled to vote for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” for each of Proposals 1, 2, 4 and 5.
Q:    How will voting on any other business be conducted?
A:    We are not aware of any business to be brought before the shareholders at the Annual Meeting other than as described in this proxy statement. However, if any other business is properly presented for shareholder consideration, your signed proxy card gives authority to Juan José Chacón Quirós and Rajbir S. Denhoy to vote on those matters at his discretion.
Q:    What constitutes a quorum?
A:    Shareholders may not take action during the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Q:    How many votes are needed for approval of each proposal presented in this proxy statement?
A: Assuming a quorum is present at the Annual Meeting:
Proposal 1: Directors shall be elected by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the election of such nominee (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of director nominees.
Proposals 2 and 3: Approval of each of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023) requires the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no impact on the outcome of these proposals and no broker non-votes are expected on Proposal 3.
Notwithstanding the vote standard required by our Memorandum and Articles of Association, Proposals 2 and 3 are only advisory votes and are not binding on us. Our Board will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by shareholders.
Proposals 4 and 5: Approval of each of Proposal 4 (amendment and restatement of Memorandum and Articles of Association to declassify the Board) and Proposal 5 (amendment and restatement of Memorandum and Articles of Association to eliminate supermajority voting requirements) requires the affirmative vote of at least two-thirds of the votes of those shareholders entitled to vote and voting on the proposal. Abstentions and broker non-votes will have no impact on the outcome of these proposals.
Q:    Can I change my vote?
A:    Yes. If you are a shareholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on May 23, 2023;
•completing and returning a later-dated proxy card at any time before the Annual Meeting;
•notifying S. Ross Mansbach, General Counsel and Chief Compliance Officer, in writing at Building B25, Coyol Free Zone, Alajuela 20113, Costa Rica at any time before the Annual Meeting; and
•by virtually attending and voting at the Annual Meeting.
If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Q:    How are my shares voted if I submit a proxy but do not specify how I want to vote?
A:    If you are a shareholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) FOR the election of the two Class II nominees for director; (2) FOR the compensation of our named executive officers; (3) FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2023; (4) FOR the amendment and restatement of our Memorandum and Articles of Association to declassify the Board; (5) FOR the amendment and restatement of our Memorandum and Articles of Association to eliminate supermajority voting requirements and (6) in the discretion of the persons named as proxies on all other matters that may be brought before the Annual Meeting.
Q:    Who will count the vote?
A:    A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.

Q:    Who will pay for this proxy solicitation?
A:    We will pay all the costs of soliciting these proxies, except for costs associated with individual shareholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.
Q: I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, only one copy of our proxy materials is being delivered to shareholders of record who share the same address and who did not receive a Notice or otherwise receive their proxy materials electronically, unless we have received contrary instructions from one or more of such shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders of record who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such shareholder may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial owner of our common shares because your shares are held in “street name” through a bank, broker or other nominee, please contact the bank, broker or other nominee that holds your shares directly if you have questions, require additional copies of the proxy materials, wish to receive multiple copes by revoking your consent to householdings or wish to request single copies of the proxy materials in the future.
Q:    How do I submit shareholder proposals or director nominations to be brought before the 2024 annual meeting of shareholders?
A:    Our Memorandum and Articles of Association provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of shareholders, a shareholder must give written notice to our Corporate Secretary, at Establishment Labs Holdings Inc., Building B25, Coyol Free Zone, Alajuela 20113, Costa Rica, not later than the close of business on February 24, 2024 (the ninetieth (90th) day prior to the one-year anniversary of this year’s Annual Meeting) nor earlier than January 25, 2024 (the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of this year’s Annual Meeting). However, our Memorandum and Articles of Association also provide that in the event the date of the 2024 annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be received by our Corporate Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such 2024 annual meeting of shareholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The proposal must be a proper subject for shareholder action. In addition, to make a nomination or proposal of other business to be considered at the 2024 annual meeting of shareholders, the shareholder must be a shareholder of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the shareholder proposing such business, the number of our shares which are, directly or indirectly, owned beneficially or of record by the shareholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and certain additional information as set forth in our Memorandum and Articles of Association.
In addition, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of shareholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 25, 2024 (i.e., 60 calendar days before May 24, 2024, the one-year anniversary of this year’s Annual Meeting). If we change the date of the 2024 annual meeting of shareholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2024 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Memorandum and Articles of Association as noted above.
Availability of Amended and Restated Memorandum of Association and Articles of Association
A copy of our current Memorandum and Articles of Association is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary, at the address set forth above, or the registered agent of the company at Overseas Management Company Trust (B.V.I.) Ltd. of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands for a copy of the relevant provisions of the Memorandum and Articles of Association regarding the requirements for making shareholder proposals and nominating director candidates.
Q:    When are the shareholder proposals to be included in the proxy materials for the 2024 annual meeting of shareholders due?
A:    All shareholder proposals to be considered for inclusion in next year's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act must be submitted in writing to S. Ross Mansbach, General Counsel and Chief Compliance Officer, at Establishment Labs Holdings Inc., Building B25, Coyol Free Zone, Alajuela 20113, Costa Rica, by December 14, 2023. If we change the date of the 2024 annual meeting of shareholders by more than 30 days from the date of this year’s Annual Meeting, written notice of a shareholder proposal must be received as provided above a reasonable time before we begin to print and mail our proxy materials for our 2024 annual meeting of shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our Memorandum and Articles of Association. Our Board currently consists of eight directors, six of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).
In accordance with our Memorandum and Articles of Association, our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:
•    The Class I directors are Juan José Chacón Quirós, Nicholas Lewin and Edward Schutter, and each of their terms will expire at the annual meeting of shareholders to be held in 2025;
•The Class II directors are Lisa N. Colleran, Dennis Condon and Leslie Gillin, and each of their terms will expire at the Annual Meeting; and
•The Class III directors are Ann Custin and Bryan Slotkin, and each of their terms will expire at the annual meeting of shareholders to be held in 2024.
Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.
Our Board has nominated each of Dennis Condon and Leslie Gillin as Class II director nominees for election at the Annual Meeting for a term expiring at the annual meeting of shareholders to be held in 2026. Ms. Colleran has not been nominated for re-election at the Annual Meeting and, accordingly, her term in office will end at the Annual Meeting. Each director nominee has agreed to serve as a director if elected. If the nominee is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the remaining members of the Board will, in their sole discretion and pursuant to authority granted by our Memorandum and Articles of Association, nominate and vote for a replacement director or reduce the size.
Each director named below is currently a director of Establishment Labs. The ages shown are as of the date of this proxy statement.

Name	Age	Class	Position	Term Expiring
Juan José Chacón Quirós	51	I	Chief Executive Officer and Director	2025
Lisa Colleran	65	II	Director	2023
Dennis Condon	74	II	Director	2023 – Director nominee
Ann Custin	63	III	Director	2024
Leslie Gillin	53	II	Director	2023 – Director nominee
Nicholas Lewin	45	I	Chairman	2025
Edward Schutter	71	I	Director	2025
Bryan Slotkin	50	III	Director	2024

Director Skills and Experience
Our Board believes the mix and breadth of experience, qualifications and skills of the members of our Board, as demonstrated by the table below, strengthen the Board’s independent leadership and effective oversight of management.

Skills	Juan José Chacón Quirós	Lisa Colleran	Dennis Condon	Ann Custin	Leslie Gillin	Nicholas Lewin	Edward Schutter	Bryan Slotkin	Total
Senior Leadership	√	√	√	√	√		√	√	7
Public Company Board		√	√	√	√	√	√		6
Medtech/Healthcare/Life Sciences Industry	√	√	√	√		√	√	√	7
Operations	√	√	√	√	√		√		6
Manufacturing/Supply Chain	√	√	√	√			√		5
Research and Development	√		√	√			√		4
Marketing and Sales	√	√	√	√	√	√	√	√	8
Finance and Accounting	√	√	√	√		√	√	√	7
Investor Relations/Communications	√	√	√	√	√	√	√	√	8
M&A	√	√	√	√		√	√	√	7
Risk Management	√		√	√			√		4
Regulatory and Compliance	√	√	√	√			√		5
Environmental, Social and Governance	√	√	√	√	√		√	√	7
Human Capital Management	√	√	√	√			√		5
Innovation and Technology	√		√			√	√		4
Information Technology and Cybersecurity	√		√	√			√		4

Nasdaq Diversity Matrix (as of April 12, 2023)
The table below reflects certain diversity information for our current Board based on self-identification by each director. Our Board believes the diverse composition of our Board brings unique and complementary perspectives to our Board’s decision-making and the exercise of its oversight responsibilities.

Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Hispanic or Latinx	0	1
White	3	4

Nominees for Election at the 2023 Annual Meeting - Class II Directors

Dennis Condon    Director Since 2017
Mr. Condon has served on our Board since December 2017. He was President and Chief Executive Officer of Merz Aesthetics (formerly BioForm Medical) from July 2007 to January 2013. From March 2006 to May 2007, Mr. Condon was President and Chief Executive Officer of Aspara Medical, and was President and Chief Executive Officer of Reliant Technology from January 2005 to February 2006. Prior to joining Reliant Technology, Mr. Condon held various roles at Spa Medicus, The Plastic Surgery Company and Mentor Corporation. Mr. Condon has served on the board of directors of Suneva Medical since September 2016 and AirXpanders Inc from 2012 to July 2019. Mr. Condon holds a bachelor’s degree in Biological Science from University of California, Davis. We believe Mr. Condon is qualified to serve on our Board due to his years of operational and executive leadership experience, and his experience at large, growing companies.

Leslie Gillin    Director Since 2020
Ms. Gillin has served on our Board since December 2020. Ms. Gillin is the Chief Growth Officer of Pagaya Technologies LTD, a position she has held since October 2021, where she oversees business development, partnerships, marketing, and leads growth for the company and its partners. Ms. Gillin has also served on the board of directors of ComScore, Inc. since January 2023. Previously, Ms. Gillin served as Chief Marketing Officer of JPMorgan Chase & Co. from January 2020 to April 2021 and as President, Co-Brand Cards from February 2017 to January 2020. Ms. Gillin has over 25 years of experience in senior executive leadership roles at Bank of America, Citi, and JP Morgan Chase. Ms. Gillin holds a B.A. in International Relations and Affairs from University of Delaware. We believe Ms. Gillin is qualified to serve on our Board due to her extensive experience in marketing and product and business development in large corporations.

Continuing Directors

Juan José Chacón Quirós Chief Executive Officer and Director Since 2013
Mr. Chacón Quirós founded Establishment Labs, S.A. in 2004 and has been a director and the Chief Executive Officer of Establishment Labs since its inception in 2013. Mr. Chacón Quirós has been involved in several sectors of the aesthetics industry, including serving for almost a decade as General Manager of an aesthetic medical device distribution business in Latin America, and prior to that as Business Development Manager of a plastic and reconstructive surgery clinic in Costa Rica. He also served as President of the Rugby Federation of Costa Rica from 2009 to 2015. Mr. Chacón Quirós received his Baccalaureate at the Academie de Poitiers (Economics) and attended the University of Massachusetts at Amherst. He holds the MIT Sloan Advanced Certificate for Executives (ACE) in Management, Innovation and Technology and Board Director Diploma from IMD business school in Switzerland. We believe Mr. Chacón Quirós is qualified to serve on our Board due to his service as an executive officer of our company, extensive knowledge of aesthetic medical device company operations, and extensive experience working with companies, regulators and other stakeholders in the aesthetic medical device industry.

Nicholas Lewin    Director Since 2015
Mr. Lewin has served on our Board since September 2015, and as Chairman since December 2017. He has been a Managing Partner at Crown Predator Holdings since 2000 and has been a private investor since 2000.

He has invested across multiple industries, with a particular focus on companies with innovative technologies and strong intellectual property, including activist situations that require working with management. He has been a director of FaZe Holdings Inc., a lifestyle and medial platform rooted in gaming and youth culture, since July 19, 2022, and Halo Maritime Defense Systems, a privately held provider of maritime security product and solutions, since 2007. Mr. Lewin also served as a director of Dura Medic, LLC a durable medical equipment provider from 2006 to 2018. Mr. Lewin holds a bachelor’s degree in Political Science from Johns Hopkins University. We believe Mr. Lewin is qualified to serve on our Board due to his experience as an investor in, and director of, innovative companies, including health care companies.

Ann Custin    Director Since 2020
Ms. Custin has served on our Board since July 2020. She served as Chief Financial Officer and on the board of directors of Siemens Medical Solutions Inc. from February 2012 to December 2019. Ms. Custin previously served as Chief Operating and Financial Officer of Scient’x and President and CEO USA of Draeger Medical Systems from 2004 to 2008. She has served on the board of directors of Mayne Pharma Group since March 2022 and Volpara Health Tech since September 2021. Ms. Custin holds a B.A. in Accounting from Queens College, CUNY. We believe Ms. Custin is qualified to serve on our Board due to her extensive career in healthcare across Europe, the Americas, and Asia.

Edward Schutter    Director Since 2015
Mr. Schutter has served on our Board since September 2015. He was Chief Executive Officer of Arbor Pharmaceuticals from 2010 to 2021. Prior to Arbor, Mr. Schutter served as President of Sciele (Shionogi U.S.) Pharmaceuticals. Prior to Sciele, he served as Vice President of Global Business development at Solvay Pharmaceuticals based in Basel, Switzerland. He has also held several senior management roles at the U.S. subsidiary of Solvay during his twenty years with the organization. He began his pharmaceutical career with Reid-Provident Labs, a small entrepreneurial pharmaceutical company based in Atlanta, GA. Mr. Schutter is a registered pharmacist with a B.S. in Pharmaceutical Sciences from Mercer University, an M.B.A. from Kennesaw State University and has completed graduate studies in International Business at Nyenrode University, Amsterdam, Netherlands. He is currently a board member of TerrAscend Corp., Vitruvias Therapeutics, and Intrance Medical and has been a previous board member of several other public, private and non-profit organizations. We believe Mr. Schutter is qualified to serve on our Board due to his experience as a chief executive officer and director in the health care industry.

Bryan Slotkin    Director Since 2020
Mr. Slotkin has served on our Board since July 2020. He is a partner with PJT Partners, a global advisory-focused investment bank, a position he has held since June 2018. Mr. Slotkin was a Partner with Discovery Land Company from July 2017 to June 2018 and a Managing Director with Goldman Sachs from May 2007 to June 2017. Mr. Slotkin holds a B.S. in Finance from Rutgers College, and a J.D. and M.B.A. from George Washington University. We believe Mr. Slotkin is qualified to serve on our Board due to his experience in the financial industry.

Vote Required and Board Recommendation
Directors shall be elected by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the election of such nominee at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.

OUR BOARD RECOMMENDS A VOTE FOR THE TWO CLASS II DIRECTOR NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance
Our Board believes that sound corporate governance is fundamental to the overall success of Establishment Labs and believes that it has adopted corporate governance practices that are aligned with the interests of our shareholders and our corporate business strategy. It is our policy to have our Board regularly review our corporate governance practices for compliance with applicable rules, listing standards and regulations, as well as best practices suggested by recognized corporate governance authorities, and modify our practices as warranted.
Corporate Governance Guidelines and Other Documents
Our Corporate Governance Guidelines, which were adopted by our Board, along with the charters for the standing committees of the Board and our Code of Business Conduct and Ethics serve to guide the operation and direction of the Board and its committees. These documents are published under “Corporate Governance” in the Investors section of our website at https://establishmentlabs.com.
The Board
The Board’s primary functions are to:
•    Oversee management performance on behalf of our shareholders;
•    Advocate on behalf of the long-term interests of our shareholders;
•    Monitor adherence to Establishment Labs’ established procedures, standards and policies;
•    Be actively involved in the oversight of risk that could affect Establishment Labs;
•    Promote the exercise of sound corporate governance; and
•    Carry out other duties and responsibilities as may be required by applicable state, federal and foreign laws, as well as the Nasdaq Rules.
Board Meetings
During 2022, the Board held seven meetings. In 2022, all of the directors attended at least 75% of the meetings of the Board and the standing committees of which they were members during the period which such director served on the Board, either in person or by phone.
Director Attendance at Annual Meetings
We strongly encourage all directors to attend the Annual Meeting. In 2022, all of our then-current directors, except Dennis Condon, attended the Annual Meeting.
Director Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Under the applicable Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has undertaken a review of the independence of each director. Our Board has determined that Mses. Colleran, Custin and Gillin, and Messrs. Schutter, Condon and Slotkin do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. Our Board previously determined that Ms. Lisa Gersh was an independent director during her service on the Board through March 2022. Our Board has determined that Mr. Chacón Quirós and Mr. Lewin are not independent directors. In making these determinations, our Board considered any current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common shares by each non-employee director.
Board Leadership Structure
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way it believes best to provide appropriate leadership for us at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, and other relevant factors. Considering these factors, Mr. Chacón Quirós serves as our Chief Executive Officer, and Mr. Lewin serves as our Chairman and has authority, among other things, to preside over Board meetings, and to call special meetings of the Board. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate in the future. As a result, our Board may periodically review and make changes to its leadership structure.
Board Role in Risk Oversight
Our Board is primarily responsible for the oversight of our risk management activities and has delegated to the Audit Committee the responsibility to assist our Board in this task. The Audit Committee also monitors our system of disclosure controls and procedures and internal control over financial reporting and reviews contingent financial liabilities. The Audit Committee, among other things, reviews and discusses with management reports regarding our enterprise risk management activities, including management’s assessment of our major risk exposures and the steps taken to monitor and manage those exposures. As part of its review of our enterprise risk management activities, the Audit Committee also reviews and discusses with management risks related to information technology and cybersecurity matters.
While our Board oversees our risk management, our management is responsible for day-to-day risk management processes. Our Board expects our management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
Annual Board and Committee Evaluations
Our Nominating and Corporate Governance Committee oversees an annual self-evaluation by the Board, and each committee of the Board. The Nominating and Corporate Governance Committee utilizes the results of this Board evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and for current directors seeking re-election in an effort to further the interests of the Company and its shareholders in a manner consistent with the Company’s mission and core values.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, and other executive and senior financial officers. A copy of the code is posted under “Corporate Governance” in the Investors section of our website at https://establishmentlabs.com. If we make amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K to the extent required by applicable law.

Insider Trading, Anti-Pledging, Anti-Hedging
We have adopted an Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities, which together constitute our company's insider trading policy. This policy governs the trading in our securities by directors, officers and employees, their family members, other members of their household, entities controlled by a person covered by the policy, and designated outsiders who have or may have access to our material nonpublic information (collectively referred to as “Insiders”). In addition to other prohibited activities, the policy states that, absent an exception approved by our Chief Financial Officer, in consultation with our Board or an independent committee of the Board, (i) no employee, including Insiders, may trade in Establishment Labs securities while in the possession of material nonpublic information concerning our company; (ii) no Insider may trade in Establishment Labs securities during designated black-out periods; (iii) certain Insiders are required to obtain pre-clearance to trade in Establishment Labs securities; (iv) no Insider may hold any Establishment Labs securities in a margin account or pledge Establishment Labs securities as collateral for a loan; (v) no Insider may engage in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to Establishment Labs securities, which such prohibition extends to any hedging or similar transaction, such as the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Establishment Labs securities; and (vi) no Insider may at any time sell any of our securities that are not owned by such Insider at the time of the sale.
Director Share Ownership Policy
The Board has adopted a share ownership policy that is applicable to our non-employee directors. The policy requires each non-employee director to own common shares having a value equal to the lesser of (i) the number of common shares having a market value equal to $150,000 (i.e., three times the annual cash retainer to our non-employee directors) determined as of a particular date based on the closing price of our common shares on Nasdaq, or (ii) the number of common shares, calculated as of the most recent January 1, determined by dividing $150,000 by the average closing price of our common stock on Nasdaq for the 30 consecutive trading days ending on the trading day immediately preceding the applicable January 1 determination date. Our non-employee directors are required to be in compliance with this ownership level by the later of January 1, 2025 or five years from the date he or she is appointed to the Board, and are required to retain at least 25% of the shares received in respect of equity awards until they are in compliance.
Communications to Directors
Shareholders and other interested parties may address written communications to individual directors, including the Chairman of the Board, or to the Board as a whole, or the independent directors as a group, by writing to the Chairman of the Board at Establishment Labs Holdings Inc., Building B25, Coyol Free Zone, Alajuela 20113, Costa Rica. All communications from shareholders should be set forth (i) the name and address of the shareholder as it appears on the record books of Establishment Labs and, if the shareholder’s common shares are held by a bank, broker or other nominee, the name and address of the beneficial owner, on whose behalf the communication is submitted and (ii) the number of common shares that are owned of record by the record holder and beneficially owned by the beneficial owner, as applicable. Our Board has instructed our Corporate Secretary to compile such communications and forward them to the intended recipient(s) on a periodic basis, except that the Corporate Secretary has authority to disregard any communication that is primarily an advertisement or solicitation, relates to matters of a personal nature not relevant for the Board to consider, or is threatening, obscene, or similarly inappropriate in nature.

COMMITTEES OF THE BOARD
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.
Audit Committee
Our Audit Committee is a standing committee of the Board and is comprised of three of our independent directors, as defined under and required by Rule 10A-3 of the Exchange Act and the Nasdaq rules. The current members of the Audit Committee are Ms. Custin, Mr. Schutter and Mr. Slotkin, with Ms. Custin serving as committee chair. Our Board has determined that each of Ms. Custin, Mr. Schutter and Mr. Slotkin is an “Audit Committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the United States Securities Act of 1933, as amended. Our Audit Committee is responsible for, among other things:
•    selecting and hiring our registered public accounting firm;
•    evaluating the performance and independence of our registered public accounting firm;
•    approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
•    reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•    reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•    overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
•    reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and
•    reviewing and approving in advance any proposed related person transactions.
The Audit Committee is responsible for appointing our independent registered public accounting firm, approving engagement fees and engagements, and reviewing the independence and quality of the independent registered public accounting firm. The Audit Committee is also responsible for reviewing audit plans, audit reports, and recommendations of the independent registered public accounting firm and, our internal audit function. The Audit Committee reviews systems of internal accounting controls and audit results. The Audit Committee also reviews and discusses with management, Establishment Labs’ financial statements, earnings releases and earnings guidance. In addition, the Audit Committee reviews Establishment Labs’ compliance with regulatory requirements and the Establishment Labs' Code of Business Conduct and Ethics.
The Audit Committee met nine times during the fiscal year ended December 31, 2022. Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. A complete copy of the Audit Committee Charter is available under "Corporate Governance" in the Investors section of our website at https://establishmentlabs.com.
Compensation Committee
The Compensation Committee is a standing committee of the Board and establishes executive compensation policies and reviews and approves or makes recommendations to the Board with respect to senior executive compensation. The Chief Executive Officer recommends to the Compensation Committee the form and level of compensation for each named executive officer other than himself. The Compensation Committee reviews and approves corporate goals and objectives relevant to each executive officer's compensation, evaluates each executive officer's performance against those objectives, and approves or makes recommendations to the Board regarding each executive officer's compensation. The Compensation Committee does not delegate authority to perform any of the foregoing functions with respect to the compensation of any named executive officer. In addition, the Compensation Committee reviews director compensation periodically and makes recommendations regarding director compensation to the Board for approval.
Our Compensation Committee is comprised of three of our independent directors, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The current members of the Compensation Committee are Mses. Custin and Gillin and Mr. Schutter, with Mr. Schutter serving as committee chair. In determining the independence of each of Mses. Custin and Gillin and Mr. Schutter, the Board considered whether each director has a relationship with the company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee. Each member of the Compensation Committee is also a non-employee director (as defined pursuant to Rule 16b-3 promulgated under the Exchange Act) . The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee is responsible for, among other things:
•    reviewing our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements; and approving or making recommendations to the Board regarding the approval of the compensation of each of the executive officers;
•    administering our equity compensation plans as well as any performance incentive or other compensation plan in which any of our executive officers participates; and
•    overseeing our overall compensation philosophy, compensation plans and benefits programs.
The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Compensation Committee has not delegated any of its authority to a subcommittee. In February 2023, the Board delegated limited authority to our Chief Executive Officer to approve equity grants to employees other than our executive officers so long as such grants are within specified guidelines established by our Board.
Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants or other advisors, including legal counsel, to assist in the evaluation of director and executive officer compensation in carrying out its other responsibilities. In connection with compensation decisions for 2022, the Compensation Committee previously retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant to evaluate and make recommendations regarding our executive and non-employee director compensation programs. In late 2022, the Compensation Committee engaged Semler Brossy to evaluate and make recommendations regarding our executive compensation and non-employee director compensation programs for fiscal 2023. The Compensation Committee has assessed the independence of FW Cook and Semler Brossy and has determined that their respective work did not raise any conflict of interest during the periods during which they provided services.

The Compensation Committee met five times during the fiscal year ended December 31, 2022. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. A complete copy of the Compensation Committee Charter is available under "Corporate Governance" in the Investors section of our website at https://establishmentlabs.com.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is a standing committee of the Board and consists of four independent directors as defined under Nasdaq rules. The current members of the Nominating and Corporate Governance Committee are Mses. Colleran and Gillin and Messrs. Condon and Slotkin, with Mr. Condon serving as the committee chair. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•    evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;
•    evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•    reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
•    reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.
The Nominating and Corporate Governance Committee met six times during the fiscal year ended December 31, 2022. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq. A complete copy of the Nominating and Corporate Governance Committee Charter is available under "Corporate Governance" in the Investors section of our website at https://establishmentlabs.com.
Identifying and Evaluating Director Nominees
The Board has delegated the director selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee is responsible for identifying candidates for director nominees in consultation with management, through the use of search firms or other advisors, through recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, it is our policy that the Nominating and Corporate Governance Committee confirm that the candidates meet all of the desired qualifications, expertise and characteristics sought of Board members and established by the Nominating and Corporate Governance Committee and the Board from time to time as discussed below. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee would then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee would recommend candidates for the Board's approval as director nominees for election to the Board at an annual meeting of shareholders or to fill any vacancy on the Board occurring between annual meetings of shareholders.

Minimum Qualifications
In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the candidate’s character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, skills that are complementary to the Board, an understanding of our business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. In addition, our Nominating and Corporate Governance Committee shall recommend that the Board select persons for nomination to help ensure that a majority of our Board is “independent” under applicable rules of Nasdaq and that all members of each of our standings committees of our Board are “independent.”
Shareholder Recommendations
Shareholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications to our Corporate Secretary, at Establishment Labs Holdings Inc., Building B25, Coyol Free Zone, Alajuela 20113, Costa Rica. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

NON-EMPLOYEE DIRECTOR COMPENSATION
We believe that granting equity and cash compensation to members of the Board represents an effective tool to attract, retain, and reward directors who are not Establishment Labs’ employees. Our policy has been and will continue to be to reimburse our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of the Board. We have adopted a formal policy pursuant to which our non-employee directors will be eligible to receive compensation for service on our Board and committees of our Board.
2022 Compensation Policy

Annual Retainer
Board of Directors:
Members	$50,000
Additional retainer for Chairman of the Board	$50,000
Audit Committee:
Chair	$20,000
Non-Chair members	$10,000
Compensation Committee:
Chair	$15,000
Non-Chair members	$7,500
Nominating and Corporate Governance Committee:
Chair	$10,000
Non-Chair members	$5,000

Each such non-employee director will be granted an initial award of restricted share units having a grant date value equal to $125,000 which will vest as to 1/3 of the shares subject to the initial award on the yearly anniversary of the date of grant, provided that the director continues to serve as a non-employee director through the applicable vesting date. In addition, the non-employee directors will be granted an annual award of restricted share units having a grant date value equal to $125,000, which will be vested upon the earlier of the one (1) year anniversary of the grant date or the day prior to the next annual meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as an non-employee director through the applicable vesting date. In addition to the initial award described above, upon initial appointment to the Board each non-employee director will also receive a pro-rata annual equity award covering the time between the non-employee director’s initial appointment to the Board and the next annual meeting of shareholders. During 2022, the Board also approved a special one-time restricted stock unit award to each of Ms. Custin, Ms. Gillin and Mr. Slotkin in recognition of additional services being provided to the Company by each director on behalf of the Board.

2022 Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Option Awards (1) (2)	Total
Lisa Colleran	$60,721	$124,965	$—	$185,686
Dennis Condon	$58,613	$124,965	$—	$183,578
Ann Custin (3)	$73,489	$424,933	$—	$498,422
Lisa Gersh (4)	$18,125	$—	$—	$18,125
Leslie Gillin (3)	$62,500	$374,963	$—	$437,463
Nicholas Lewin (5)	$100,000	$124,965	$400,437	$625,402
Edward J. Schutter	$75,000	$124,965	$—	$199,965
Bryan Slotkin (3)	$65,000	$424,933	$—	$489,933

(1)    The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2022 Annual Report.
(2)    The following chart sets forth the number of outstanding restricted stock units and stock options held by each non-employee director for awards as of December 31, 2022.

Name	Outstanding Restricted Stock Units	Outstanding Stock Options
Lisa Colleran	2,345	66,780
Dennis Condon	2,345	39,780
Ann Custin (3)	8,360	12,000
Lisa Gersh (4)	—	—
Leslie Gillin (3)	7,358	12,000
Nicholas Lewin (5)	2,345	307,829
Edward J. Schutter	2,345	66,780
Bryan Slotkin (3)	8,360	12,000
(3) For Ms. Custin, Ms. Gillin and Mr. Slotkin, the amounts reported in the Stock Awards column reflect a restricted stock unit award to each director in recognition of additional services being provided to the Company by each director on behalf of the Board.
(4) Ms. Gersh resigned as a member of the Board effective March 31, 2022.
(5)    For Mr. Lewin, the amounts reported in the Option Awards column include a stock option award for 7,829 options with a grant date fair value of $51.15 per option that was granted to him on December 12, 2022 in consideration for consulting services he performs for us in addition to his services as a non-employee director.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of the date of this proxy statement:

Name	Age	Position
Juan Jose Chacón Quirós	51	Chief Executive Officer and Director
Rajbir S. Denhoy	53	Chief Financial Officer
Paul D. Rodio	56	Chief Operating Officer
S. Ross Mansbach	56	General Counsel and Chief Compliance Officer

Please refer to “Proposal 1: Election of Directors” for the biography for Mr. Chacón Quirós.
Rajbir S. Denhoy, has served as our Chief Financial Officer since December 2021 and previously served as our Interim Chief Financial Officer from August 2021 to December 2021. Prior to such time, Mr. Denhoy served as our Head of Strategy and Investor Relations from February 2021 to December 2021. Prior to joining the Company in February 2021, Mr. Denhoy served as a Managing Director of the Jefferies Group, LLC from December 2009 until February 2021. Mr. Denhoy holds a bachelor’s degree in biology from UC Berkeley, a master’s degree in physiology from Georgetown University, and an M.B.A. from Cornell University.
Paul D. Rodio, has been our Chief Operating Officer since December 2022. Prior to joining the Company, Mr. Rodio held executive positions at Cardinal Health, Inc., including Senior Vice President, Global Planning, Procurement and Operations from February 2020 to May 2022 and Vice President, Global Planning, Reprocessing, Global Service and Repair from July 2017 to January 2020. Mr. Rodio previously held various positions managing supply chain operations for several companies, including Medtronic, Covidien and Gates Fluid Power. He was also formerly a consultant with Arthur Andersen LLP. Mr. Rodio holds a B.S. in Industrial Management from the University of Akron.
S. Ross Mansbach, has served as our General Counsel and Chief Compliance Officer since August 2022. Mr. Mansbach previously was at Avanos Medical, Inc., a publicly traded medical device company, where between November 2014 and March 2022, he held positions including Senior Vice President, Interim General Counsel and Corporate Secretary and Vice President, Deputy General Counsel and Corporate Secretary. Prior to such time, he held roles in the Legal Department at Kimberly-Clark Corporation for over 10 years. Mr. Mansbach was also formerly a partner at the law firm Powell Goldstein Frazer & Murphy, now known as Bryan Cave. Mr. Mansbach received a B.A. from Yale College and a J.D. from the University of Chicago.

PROPOSAL 2: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking shareholders to approve a non-binding advisory resolution approving our executive compensation as reported in this proxy statement.
As described above in this proxy statement, our executive compensation program is designed to motivate the Company’s NEOs to create long-term value for our shareholders and is weighted towards both short- and long-term performance-based compensation.
We urge shareholders to read the “Executive Compensation” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.
We are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of our named executive officers, as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in this proxy statement for the Annual Meeting.
This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
We intend to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of shareholders. We expect the next non-binding advisory vote on the compensation of our NEOs will occur at the 2024 annual meeting of shareholders.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the common shares entitled to vote and voting on this Proposal 2. Abstentions and broker non-votes will have no effect on voting for this proposal.
OUR BOARD RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our named executive officers (“NEOs”) for 2022 are: Juan José Chacón Quirós, our Chief Executive Officer; Rajbir S. Denhoy, our Chief Financial Officer; Paul D. Rodio, our Chief Operating Officer; S. Ross Mansbach, our General Counsel and Chief Compliance Officer; and Pratip Dastidar, our former Head of Global Operations.
Financial Highlights
Our revenue for the years ended December 31, 2022 and 2021 was $161.7 million and $126.7 million, respectively, an increase of $35.0 million, or 27.6%. Net losses were $75.2 million for the year ended December 31, 2022 as compared to $41.1 million for the year ended December 31, 2021.
Our cash balance as of December 31, 2022 was $66.4 million.
Strategic Highlights
•Motiva JOY™ rollout expanding globally.
•Mia Femtech® development and commercialization programs progressing.
•Prepared for China approval and launch, expected in the first half of 2023.
•Completed all surgeries in the investigational device exemption, or IDE, U.S. clinical trial.
•Prepared fourth and final module for premarket approval of Motiva Implants® for submission to U.S. FDA.
•Motiva Flora® tissue expander global rollout ongoing.
Summary of 2022 Compensation Decisions
The Compensation Committee believes that the executive compensation program objective is to reward our executives for successfully creating long-term shareholder value. The Compensation Committee utilizes a mix of stock options and restricted stock unit awards in order to link the NEOs’ interests to those of our shareholders. The Compensation Committee has also created an annual incentive plan design that utilizes a carefully calibrated set of performance objectives focused on revenue growth, product development, the expansion of our geographic footprint and other strategic objectives that we believe will lead to long-term value creation.

Primary objective of 2022 compensation decisions ➢

Motivate Named Executive Officers to create long-term shareholder value
The Compensation Committee’s actions to incentivize the NEOs to create long-term value included the following highlights:
➢Annual Equity Awards Consist of 60% Stock Options and 40% RSUs. Each of our NEOs who was employed in April 2022 received an annual equity award consisting of a combination of stock options and restricted stock unit awards. The grant date value of the awards was allocated 60% to stock options and 40% to restricted stock units. The Compensation Committee believes this weighting, with the majority of the grant date value awarded in stock options that will only have value if the price of our common stock appreciates after the grant date, incentivizes our NEOs to achieve long-term share growth. The restricted stock units are included as part of the annual equity award to complement the stock options and provide a “full value” equity incentive that provides a retention benefit.

➢New Hire Awards Consist of 100% Stock Options. Two of our NEOs, Paul D. Rodio and S. Ross Mansbach, joined the Company during 2022. In connection with their appointment, each was granted a new hire equity award consisting of 100% stock options. The Compensation Committee determined to grant each new hire award 100% in stock options in order to incentivize each new executive to focus on achieving growth in the price of our common shares.
➢Calibrated Annual Incentive Plan Design. The Compensation Committee designed our 2022 annual incentive plan to include multiple different performance goals with assigned weightings to focus the NEOs on the achievement of objectives that we believe will lead to long-term value creation. 25% of the target bonus opportunity was tied to our achievement of revenue targets, 15% was tied to product development objectives, 20% was tied to goals related to expanding our geographic footprint, and the remaining 40% of the target bonus opportunity was tied to our achievement of strategic organizational objectives.
The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the NEOs during 2022.
Compensation Program and Objectives
Our compensation program for the NEOs is intended to:
•motivate our NEOs to create long-term shareholder value;
•align the interests of our NEOs with the interests of our shareholders;
•attract and retain quality executive officers;
•motivate and reward high performance levels; and
•inspire teamwork and collaboration among the executives.
We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of three material elements: base salaries, annual incentive compensation opportunities, and long-term incentive awards. Each of these compensation elements is described in more detail below.
Role of the Compensation Committee
Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation given to each of the NEOs or to recommend such compensation for approval by the Board. The Compensation Committee approves our executive compensation philosophy and procedures, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. The Compensation Committee is also responsible for approving employment agreements with the NEOs. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other NEOs.
The elements of our executive compensation program were each approved by the Compensation Committee. None of the NEOs is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other NEOs, had any role in determining the compensation of the NEOs.
Role of the Compensation Consultant
In 2021, the Compensation Committee retained Frederic W. Cook (“FW Cook”) as its independent compensation consultant. FW Cook assisted the Compensation Committee with the construction of the group of peer companies described below that was used by the Compensation Committee to inform compensation decisions for 2022. FW Cook was also engaged to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels and performance alignment. As part of its review, FW Cook analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by our 2022 peer group of companies described below.
In late 2022, the Compensation Committee retained Semler Brossy as its independent compensation consultant. Similar to the work performed by FW Cook in 2021, Semler Brossy assisted the Compensation Committee with the construction of the group of peer companies described below that will be used by the Compensation Committee to inform compensation decisions for 2023. Semler Brossy was also engaged to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels and performance alignment, and analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by our 2023 peer group of companies described below.
The Compensation Committee is directly responsible for the appointment, compensation and oversight of FW Cook’s and Semler Brossy’s work and does not believe FW Cook’s or Semler Brossy’s work has raised any conflict of interest. The independent compensation consultants report only to the Compensation Committee, and do not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.
Peer Companies
When determining the amount of each NEO’s 2022 compensation, the Compensation Committee, with the assistance of FW Cook, considered the compensation paid by the following peer companies:

AngioDynamics	Cutera
AtriCure	LeMaitre Vascular
Atrion Corporation	OrthoPediatrics Corp.
AxoGen	SeaSpine Holdings Corp.
Axonics	Senseonics Holdings
Cardiovascualar Systems	Si-BONE
Cerus Corporation	Sientra
CryoLife	STAAR Surgical Company
Viewray
Our peer group selection methodology was as follows. We evaluated publicly traded companies within the health care equipment and supplies, life science tools and services and health care technology industries for potential inclusion. From this group, we applied total revenue and market capitalization screens, evaluating companies with total revenues and market capitalizations ranging from 0.33x to 3.0x times ours at the time the study was conducted in the fall of 2021. After applying these screens, we selected the 17 companies listed above.
With the assistance of Semler Brossy, the Compensation Committee reevaluated our peer group at the end of 2022, with an emphasis on selecting publicly traded companies that are aesthetic and implantable device companies while rounding out the peer group with broader medical device companies. The following are the peer companies that will be used for 2023:

Artivion	Inspire Medical Systems
AtriCure	OrthoPediatrics Corp.
Atrion Corporation	Paragon 28
AxoGen	Revance Therapeutics
Axonics	Sientra, Inc.
BioLife Solutions	Silk Road Medical
Cutera	STAAR Surgical Company
Evolus	The Beauty Health Company
Inari Medical	Treace Medical Concepts
When selecting this 2023 peer group, our objective was to position our total revenues, market capitalization and operating income at approximately the median relative to our peer group companies. When determining the amount of each NEO’s 2022 base salary, target bonus opportunity and long-term equity award grants, the Compensation Committee considered the compensation paid by the 2022 peer group companies. The Compensation Committee believes it is important to understand and reference what similarly-situated companies are paying their executives, and it intends to use this information as one of the data points it considers when making compensation decisions for the NEO using its business judgment. In general, the Compensation Committee’s philosophy is that each executive’s targeted total direct compensation (base salary + target bonus plus grant date value of long-term equity awards) should be at or below the 50th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives. The Compensation Committee believes that each NEO’s targeted total direct compensation for 2022 approximated the 35th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives.
Role of Shareholder Say-on-Pay Votes
Based on shareholders’ feedback in last year’s proxy statement, we currently provide shareholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our NEOs, which we refer to as a say-on-pay proposal. At our 2022 Annual Meeting of Stockholders, we held our first say-on-pay vote, and over 99% of the votes cast supported our say-on-pay proposal. The Compensation Committee believes this high degree of shareholder support for our 2022 say-on-pay proposal affirms shareholders’ support of our executive compensation program.
The Compensation Committee will continue to consider the outcome of shareholders’ votes on our say-on-pay proposals when making future compensation decisions for the NEOs.
Material Elements of Compensation
Base Salaries
We pay each NEO a base salary to provide each executive with a minimum, fixed level of cash compensation.
The Compensation Committee reviewed the base salaries for each of Messrs. Chacón Quirós, Denhoy and Dastidar in April 2022 and determined to increase each executive’s base salary. The Compensation Committee determined to increase each executive’s base salary based on an assessment of the executive’s performance and also after taking into account the base salaries paid by the 2022 peer companies to similarly situated executives.

Messrs. Rodio and Mansbach joined the Company in 2022 and their initial base salaries were determined in connection with their commencement of employment.
The 2022 base salary for each NEO is as follows:

NEO	2022 Base Salary
Juan Jose Chacón Quirós	$536,000
Rajbir S. Denhoy	$350,000
Paul D. Rodio	$375,000
S. Ross Mansbach	$350,000
Pratip Dastidar	$355,000
2022 Annual Incentive Compensation Opportunity
The Compensation Committee designed our 2022 annual incentive plan to include multiple different performance goals with assigned weightings to focus the NEOs on the achievement of objectives that we believe will lead to long-term value creation.
Each NEO other than Mr. Rodio was awarded a target bonus opportunity for 2022. If achieved performance exceeded the target performance levels, each participating NEO was eligible to earn a maximum bonus equal to 150% of the executive’s target bonus opportunity.

NEO	2022 Target Bonus	2022 Maximum Bonus
Juan Jose Chacón Quirós	$402,000	$603,750
Rajbir S. Denhoy	$175,000	$262,500
Paul D. Rodio (1)	$—	$—
S. Ross Mansbach (1)	$175,000	$262,500
Pratip Dastidar	$177,500	$266,250

(1)The target bonus opportunity for Mr. Mansbach was pro-rated based on his start date. Because Mr. Rodio joined the Company in December 2022, he was not eligible for a 2022 incentive bonus.
For each participating NEO, 25% of the target bonus opportunity was tied to our achievement of a revenue target to incentivize top-line growth. In order to achieve the revenue target, the Company was required to generate total revenues of $160 million, while the maximum payment for this objective would only be payable if the Company achieved total revenues of $240 million or more.
For each participating NEO, 15% of the target bonus opportunity was tied to our achievement of objective product development goals focused on the development of JOY, our new patient-centric breast aesthetics program, and our Mia Femtech procedure.
For each participating NEO, 20% of the target bonus opportunity was tied to goals related to expanding our geographic footprint. In order to achieve these goals, the Company was required to achieve certain milestones related to its planned launch in the U.S. market and to increasing the Company’s sales presence in China and Japan.
For each participating NEO, the remaining 40% of the target bonus opportunity was tied to our achievement of strategic organizational objectives. These objectives included performance milestones related to employee retention initiatives, cash management, execution on enhancements to our information technology infrastructure, and progress on the construction of a new Company facility.
Our 2022 annual incentive plan performance goals and weightings can be summarized as follows:

Performance Goal	Weighting
Achieve total revenues of $160 million dollars	25%
Achieve product development goals	15%
Achieve geographic footprint objectives, including U.S. launch milestones and expansion in China and Japan	20%
Achieve strategic objectives	40%
Following the end of 2022, the Compensation Committee evaluated the Company’s performance against the performance goals described above. Our total revenues achieved were $161.7 million (which slightly exceeded the target performance level of $160 million), our product development goals were achieved at below the target performance level, our geographic footprint objectives were achieved at slightly below the target performance level and our strategic objectives were also achieved at slightly below the target performance level. Our overall performance across all performance goals and objectives resulted in an achieved corporate performance factor of 93.6% for 2022, which was used to determine the amount of each participating NEOs’ 2022 incentive bonus payment.
The following table sets forth the incentive bonus payment earned for 2022 performance for each NEO:

NEO	2022 Bonus Earned
Juan Jose Chacón Quirós	$376,272
Rajbir S. Denhoy	$166,040
Paul D. Rodio (1)	$—
S. Ross Mansbach (1)	$59,592
Pratip Dastidar (2)	$—

(1)Represents a pro-rata bonus for the portion of the year that Mr. Mansbach was employed by us. Because Mr. Rodio joined the Company in December 2022, he was not eligible for a 2022 incentive bonus.
(2)Mr. Dastidar was not eligible to receive an incentive bonus payment for 2022 because of his termination of employment. However, as explained below, he did receive a pro-rata portion of his target bonus as part of the severance benefits payable to him under his employment agreement.
We believe the 2022 incentive bonus award payments are evidence of the performance contingent nature of our executive compensation program design at work, and reflect the NEO’s achievements across a multitude of critical performance objectives for the Company.
Long-Term Incentives
Structure of 2022 Annual Equity Awards
All NEOs employed as of April 2022 received an annual equity award consisting of a combination of stock options and restricted stock unit awards. The grant date value of the awards was allocated 60% to stock options and 40% to restricted stock units. The Compensation Committee believes this weighting, with the majority of the grant date value awarded in stock options that will only have value if the price of our common shares appreciate after the grant date, incentivizes our NEOs to achieve long-term share price growth. The restricted stock units are included as part of the annual equity award to complement the stock options and provide a “full value” equity incentive that provides a retention benefit.
The stock options and restricted stock unit awards both vest over a four-year period, with 25% of the shares subject to each award vesting on each of the first four annual anniversaries of the grant date. Each executive must generally remain employed on each vesting date in order to vest in the applicable installment of the award.
Structure of 2022 New Hire Awards
Two of our NEOs, Paul D. Rodio and S. Ross Mansbach, joined the Company during 2022.
In connection with their appointment, each was granted a new hire equity award consisting of 100% stock options. The Compensation Committee determined to grant each new hire award 100% in stock options in order to incentivize each new executive to focus on achieving growth in the price of our common shares.
Like the annual equity awards, each new hire award vests over a four-year period, with 25% of the shares subject to each award vesting on each of the first four annual anniversaries of the grant date. Each executive must generally remain employed on each vesting date in order to vest in the applicable installment of the award.
Severance Benefits
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of the currently employed NEOs under their employment agreements.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the currently employed NEOs would be entitled to severance benefits in the event of a termination of employment by us without “cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). The severance benefits for a qualifying termination not in connection with a change in control include a payment equal to a number of months of the executive’s base salary, a pro-rata portion of any bonus actually earned for the year of termination and, for certain executives, reimbursement of the costs to continue medical benefits under COBRA for a number of months after termination of employment.
We do not believe that the NEOs should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any NEO to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits). The amount of severance benefits for the currently employed NEOs is enhanced for qualifying terminations in connection with a change in control, with the number of months of salary severance increased, the bonus severance component based on 100% of the executive’s target bonus instead of being pro-rated, the COBRA continuation period (if applicable) extended for additional months and the executives being entitled to 100% accelerated vesting of their outstanding equity awards.
No NEO is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
Share Ownership Policy Applicable to Executive Officers
We believe that in order to align the interests of our executive officers with those of our shareholders, executive officers should have direct ownership in shares of the Company. Accordingly, our Board has adopted a Senior Leader Share Ownership Policy. Our Policy requires our Chief Executive Officer to own shares of the Company having a value equal to at least six times his annual base salary and each of our other executive officers to own shares of the Company having a value equal to at least one times the executive’s annual base salary. Shares subject to stock options are not considered owned by the executive for purposes of the policy, while unvested restricted shares or restricted stock units subject to time-based vesting are considered owned for purposes of the policy. The executive officers are required to be in compliance with the required ownership level within the later of January 1, 2027 and five years from the date such person is first appointed as an executive officer and are required to retain 25% of the gross number of any shares received in respect of equity awards until they are in compliance.
Clawback Policy
The Board has adopted a compensation recoupment policy whereby in the event of a restatement of our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws, the Board is required to review our incentive compensation awards and may, if it determines appropriate, require the recoupment of incentive compensation that a “covered person” received as a result of the incorrect financial results. Under the policy, the Board is also permitted to require recoupment of incentive compensation paid to a “covered person” if such person was involved in specified misconduct as defined in the policy. For purposes of the policy, the term “covered person” includes any current or former employee at the Vice President level or higher, any current or former consultant who has received awards under our equity plans and any other key employees designated by the Board as subject to the policy. Performance bonuses, stock options, restricted stock units, performance stock units (including any amounts deferred) or any type of awards that may be issued under our equity plans are each subject to the terms of this clawback policy.
Policy with Respect to Section 162(m)
For U.S. tax purposes, Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1.0 million during the tax year. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our shareholders, including awarding compensation that may not be deductible for U.S. tax purposes.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.
Submitted by the Compensation Committee

Ann Custin
Leslie Gillin
Edward Schutter (Chair)

The information contained in the above Report of the Compensation Committee shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a board of directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board or on our Compensation Committee.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
Summary Compensation Table for Fiscal Year 2022
The following table provides information regarding the total compensation for services rendered in all capacities for our named executive officers (“"“NEOs”"”) for the years ended December 31, 2022 and 2021, as applicable.

Name and Principal Position	Year	Salary	Non-equity Incentive Plan(2)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation(3)	Total
Juan José Chacón Quirós Chief Executive Officer	2022	$487,720	$376,272	$664,778	$998,964	$49,373	$2,577,107
	2021	$435,000	$362,250	$—	$1,441,771	$44,070	$2,283,091
	2020	$337,238	$218,920	$—	$—	$42,000	$598,158
Rajbir S. Denhoy Chief Financial Officer	2022	$337,500	$166,040	$203,804	$306,288	$66,754	$1,080,386
	2021	$253,462	$127,397	$—	$3,871,150	$17,500	$4,269,509
Paul D. Rodio Chief Operating Officer	2022	$31,250	$—	$—	$2,038,045	$4,053	$2,073,348
S. Ross Mansbach General Counsel & Chief Compliance Officer	2022	$127,436	$59,592	$—	$1,292,243	$14,096	$1,493,367
Pratip Dastidar Former Head of Global Operations	2022	$223,587	$—	$148,660	$223,391	$484,765	$1,080,403
	2021	$212,200	$106,192	$—	$2,168,030	$—	$2,486,422

(1)Amounts reported represent the aggregate grant date fair value of the stock option and stock awards granted to the NEOs in 2022. The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2022 Annual Report. The options and restricted stock units granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.
(2)Consists solely of an incentive bonus earned upon the achievement of Company performance objectives. Please see the discussion of our 2022 incentive program in the Compensation Discussion and Analysis section above.
(3)The components of the column entitled “All Other Compensation” are set forth in the following table:

Name and Principal Position	Year	Vehicle Allowance	Life Insurance Premiums	Health Insurance Premiums	Vacation Payout	Severance	Other	Total
Juan José Chacón Quirós Chief Executive Officer	2022	$24,000	$11,070	$5,303	$—	$—	$9,000	$49,373
	2021	$24,000	$11,070	$—	$—	$—	$9,000	$44,070
	2020	$24,000	$9,000	$—	$—	$—	$9,000	$42,000
Rajbir S. Denhoy Chief Financial Officer	2022	$21,000	$—	$45,754	$—	$—	$—	$66,754
	2021	$17,500	$—	$—	$—	$—	$—	$17,500
Paul Rodio Chief Operating Officer	2022	$—	$—	$4,053	$—	$—	$—	$4,053
S. Ross Mansbach General Counsel & Chief Compliance Officer	2022	$—	$—	$14,096	$—	$—	$—	$14,096
Pratip Dastidar Former Head of Global Operations	2022	$—	$—	$34,617	$30,380	$419,768	$—	$484,765
	2021	$—	$—	$—	$—	$—	$—	$—
Executive Officer Employment Agreements
Employment Agreements with Establishment Labs Holdings Inc.
We have entered into an employment agreement with each of our executive officers who are currently employed. Each employment agreement has no specific term and provides that the executive officer is an at-will employee. If a Change in Control (as defined in the 2018 Equity Incentive Plan) occurs before the termination of executive officer’s employment, 100% accelerated vesting of executive officer's outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels and all other terms and conditions met.
If an executive officer’s employment is terminated outside the period beginning on the date of a Change in Control and ending 12 months following that Change in Control (the “Change in Control Period”) either (1) by Establishment Labs or any of its parents and subsidiaries (the “ESTA Group”) without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor and continues to comply with the executive officer’s employee confidentiality agreement and noncompetition, nondisclosure and inventions agreement with Establishment Labs’ (collectively, the “Related Agreements”) and the employment agreement:
•a lump-sum payment equal to a specified number of months (12 months for Mr. Chacón Quirós and 9 months for each of our other executive officers) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•a lump-sum payment equal to a pro-rated amount (based on the period of time the executive officer had been employed during the year of termination) of the annual bonus the executive officer would have received for the year of termination had the executive officer remained employed with Establishment Labs through the date the executive officer was required to continue employment to receive the bonus.
If, within the Change in Control Period, the executive officer’s employment is terminated either (1) by any ESTA Group member without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a release of claims in our favor and continues to comply with his Related Agreements and the employment agreement:
•a lump-sum payment equal to a specified number of months (18 months for Mr. Chacón Quirós and 12 months for each of our other executive officers) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the Change in Control;
•a lump-sum payment equal to 100% of the executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs; and
•100% accelerated vesting of the executive officer’s outstanding equity awards.
The severance payments and benefits the executive officer would otherwise be entitled under his employment agreement will be reduced by any liability Establishment Labs may have to him for any severance payments or benefits required under any applicable statute, law, or regulation to the extent permitted by applicable law.
If any of the payments and benefits provided for under these employment agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the payments and benefits under his employment agreement or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements do not require us to provide any tax gross-up payments.
In addition, each employment agreement includes a non-competition covenant during the 12-month period following termination of the executive officer’s employment and a non-solicitation covenant during the 2-year period following termination of the executive officer’s employment.
Employment Agreements with Establishment Labs Holdings S.A.
In addition to the employment agreements with Establishment Labs, on December 23, 2018, Establishment Labs S.A. (“ELSA”), a Costa Rican corporation and wholly-owned subsidiary of Establishment Labs, entered into an employment agreement that became effective on December 26, 2018 with Mr. Chacón Quirós, ELSA’s General Manager.
The employment agreement has no specific term and provides that the executive officer is an at-will employee.
If an executive officer’s employment is terminated outside the Change in Control Period either (1) by ELSA or any of its parents and subsidiaries (the “ELSA Group”) without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor:
•a lump-sum payment equal to 12 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and
•payment of premiums for the executive officer and his eligible dependents to continue healthcare coverage at the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to ELSA’s active employees, for up to 12 months.
If, within the Change in Control Period, the executive officer’s employment is terminated either (1) by any ELSA Group member without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a release of claims in our favor:
•a lump-sum payment equal to 18 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the Change in Control); and
•payment of premiums for the executive officer and his eligible dependents to continue healthcare coverage at the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to ELSA’s active employees, for up to 18 months.
The severance payments and benefits the executive officer would otherwise be entitled under his employment agreement will be reduced by any liability ELSA may have to him for any severance payments or benefits required under any applicable statute, law, or regulation to the extent permitted by applicable law.
If any of the payments and benefits provided for under the employment agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the payments and benefits under his employment agreement or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreement does not require us to provide any tax gross-up payments.
In addition, the employment agreement includes a non-competition covenant during the 12-month period following termination of the executive officer’s employment and a non-solicitation covenant during the 2-year period following termination of the executive officer’s employment.

Grants of Plan-Based Awards
The following table summarizes all plan-based awards granted to each of the NEOs in 2022:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Grant Date	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Juan José Chacón Quirós	$—	$402,000	$603,750	4/10/2022	10,464	—	$—	$664,778
				4/10/2022	—	27,524	$63.53	$998,964
Rajbir S. Denhoy	$—	$175,000	$262,500	4/10/2022	3,208	—	$—	$203,804
				4/10/2022	—	8,439	$65.53	$306,288
Paul D. Rodio	$—	$—	$—	12/1/2022	—	50,000	$67.57	$2,038,045
S. Ross Mansbach	$—	$175,000	$262,500	8/29/2022	—	34,796	$63.55	$1,292,243
Pratip Dastidar	$—	$177,500	$266,250	4/10/2022	2,340	—	$—	$148,660
				4/10/2022	—	6,155	$63.53	$223,391

(1)No minimum amount was set.
(2)The target bonus opportunity for Mr. Mansbach was pro-rated based on his start date. Because Mr. Rodio joined the Company in December 2022, he was not eligible for a 2022 incentive bonus.
(3)If achieved performance exceeded the target performance levels, each NEO was eligible to earn a maximum bonus equal to 150% of the executive’s target bonus opportunity.
(4)Amounts reported represent the grant date fair value of each stock option and restricted stock unit award granted to the NEOs in 2022. The grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2022 Annual Report. The options and restricted stock units granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.

Outstanding Equity Awards at 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022:

Name	Grant Date	Option Awards - Number of Securities Underlying Unexercised Options Exercisable	Option Awards - Number of Securities Underlying Unexercised Options Unexercisable	Option Awards - Option Exercise Price	Option Awards - Option Expiration Date	Stock Awards - Number of Shares or Units That Have Not Vested	Stock Awards - Market Value of Shares or Units of Stock That Have Not Vested
Juan José Chacón Quirós	4/10/2022	—	—	$—	—	10,464	$664,778
	4/10/2022	—	27,524	$63.53	4/10/2032	—	$—
	2/15/2021	9,314	27,943	$69.49	2/15/2031	—	$—
	4/25/2019	40,000	40,000	$25.25	4/25/2029	—	$—
Rajbir S. Denhoy	4/10/2022	—	—	$—	—	3,208	$203,804
	4/10/2022	—	6,865	$63.53	4/10/2032	—	$—
	2/28/2021	25,000	75,000	$69.03	2/28/2031	—	$—
Paul D. Rodio	12/1/2022	—	50,000	$67.57	12/1/2032	—	$—
S. Ross Mansbach	8/29/2022	—	34,796	$63.55	8/29/2032	—	$—
Pratip Dastidar	5/24/2021	12,500	—	$77.11	5/24/2021	—	$—
	12/14/2020	11,000	—	$31.50	12/14/2030	—	$—
The options and stock awards granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.
Employee Benefit Plans
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We maintain a 401(k) plan for the benefit of our eligible employees, including our NEOs, as discussed in the section below.
401(k) Plan
We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer their eligible compensation subject to applicable annual Internal Revenue Service limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants.
Risks Related to Compensation Policies and Practices
The Compensation Committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of any business, the Compensation Committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its shareholders and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. We believe our 2022 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.
Option Exercises and Stock Vested
The following table presents information on stock options that were exercised by the NEOs in 2022, as well as any stock awards that vested in 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Juan José Chacón Quirós	—	$—	—	$—
Rajbir S. Denhoy	—	$—	—	$—
Paul D. Rodio	—	$—	—	$—
S. Ross Mansbach	—	$—	—	$—
Pratip Dastidar	—	$—	—	$—

Potential Payments Upon Termination or Change in Control
The following section describes the benefits that may become payable to Messrs. Chacón Quirós, Denhoy, Rodio and Mansbach in connection with a termination of their employment with the Company and/or a change in control of the Company (as defined in the 2018 Equity Incentive Plan) as of December 31, 2022, and the benefits that became payable to Mr. Dastidar in connection with his termination of employment on August 19, 2022. These benefits are payable pursuant to the terms of the executive employment agreements described above.
As required by applicable SEC rules, the estimated values in this section assume that the triggering event took place on December 31, 2022 (except in the case of Mr. Dastidar, for whom the values are actual values paid in connection with his termination of employment). The value of the accelerated equity vesting in the tables below is based on the closing price of our common shares of $65.65 on December 30, 2022, which was the last trading day of 2022. We have assumed that no executive’s severance benefits would be “cut back” under his employment agreement in order to obtain the greatest after tax-benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the executives may be less than the amounts reported above as a result of the application of this “cut-back”.
Juan José Chacón Quirós

Potential Payment	Change in Control (No Termination)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason in connection with a Change in Control
Cash Severance	—	$912,272	$1,206,000
COBRA Benefits	—	5,303	7,954
Accelerated Vesting	$6,954,370	—	$6,954,370

Rajbir S. Denhoy

Potential Payment	Change in Control (No Termination)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason in connection with a Change in Control
Cash Severance	—	$428,540	$525,000
COBRA Benefits	—	38,006	50,674
Accelerated Vesting	$5,688,376	—	$5,688,376

Paul D. Rodio

Potential Payment	Change in Control (No Termination)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason in connection with a Change in Control
Cash Severance	—	$281,250	$375,000
COBRA Benefits	—	37,207	49,609
Accelerated Vesting	$3,282,500	—	$3,282,500

S. Ross Mansbach

Potential Payment	Change in Control (No Termination)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason in connection with a Change in Control
Cash Severance	—	$322,092	$525,000
COBRA Benefits	—	$24,293	$32,391
Accelerated Vesting	$2,284,357	—	$2,284,357

Pratip Dastidar
The employment of Pratip Dastidar, the Company’s Head of Global Operations, terminated on August 19, 2022 (the “Termination Date”). In connection therewith, Mr. Dastidar entered into a separation and release agreement with the Company (the “Separation Agreement”) as of September 2, 2022. Under the Separation Agreement, as consideration for the release and other covenants set forth therein, Mr. Dastidar received the following benefits:
a)a lump sum payment equal to nine (9) months of Mr. Dastidar’s base salary as in effect immediately prior to such termination of the executive officer’s employment (total value equal to $266,250);
b)a lump-sum payment equal to a pro-rated amount (based on the period of time Mr. Dastidar was employed by the Company during 2022) of his target bonus for 2022 (total value equal to $127,652);

c)the payment of premiums for Mr. Dastidar and his eligible dependents to continue healthcare coverage until the earlier of (i) the date that is nine (9) months following the Termination Date and (ii) the date Mr. Dastidar ceases to be eligible for coverage under COBRA or is covered under similar benefit plans (total estimated value equal to $25,359; and
d)the extension of the exercise period during which Mr. Dastidar may exercise his vested stock options until September 1, 2023.
CEO Pay Ratio Disclosure
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2022 was $2,577,107, and the median of the total 2022 compensation of all of our employees (excluding our Chief Executive Officer) was $25,308. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2022 to the median of the total 2022 compensation of all of our employees (excluding our Chief Executive Officer) to be 102 to 1.
To identify the median employee, we compared annual pay, as of December 31, 2022, for all of our employees excluding the Chief Executive Officer, wherever they reside in the world. Employee pay rates in foreign currencies were converted to U.S. Dollars using exchange rates on December 31, 2022. We included all global employees, whether employed on a full-time or part-time basis, who were employed by us on December 31, 2022.
Once the median employee was identified as described above, the employee’s annual total compensation for 2022 was determined using the same rules that apply to reporting the compensation of our NEOs (including our Chief Executive Officer) in the “Total” column of the “Summary Compensation Table for Fiscal Year 2022” above. The total compensation amounts included in the first paragraph of this pay ratio disclosure were determined based on that methodology.
We believe that the pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by our peers or other public companies.

Pay Versus Performance Disclosure
Pursuant to the Exchange Act, we are required to disclose in this proxy statement certain information comparing the total compensation of our Chief Executive Officer (whom we also refer to below as our “PEO”), and the average total compensation of our other named executive officers (whom we also refer to below as our “Non-PEO NEOs”), in each case both as reported in the Summary Compensation Table presented in this Proxy Statement and as “actually paid” to such named executive officers as determined pursuant to applicable SEC rules, to the Company’s performance as presented in the table below.

2022 Pay-Versus-Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2)	Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)	Net Loss (thousands)	Revenue (9) (thousands)
2022	$2,577,107	$5,598,317	$1,431,876	$1,804,293	$237	$130	$(75,209)	$161,700
2021	$2,283,091	$5,862,847	$3,377,966	$4,191,258	$244	$125	$(41,139)	$126,682
2020	$598,158	$2,725,698	$474,503	$1,794,592	$136	$100	$(38,121)	$84,676

(1)Mr. Chacón Quirós was the PEO for each of 2022, 2021 and 2020. For 2022, the Non-PEO NEOs were Messrs. Denhoy, Rodio, Mansbach and Dastidar. For 2021, the non-PEO NEOs were Messrs. Denhoy and Dastidar. For 2020, the Non-PEO NEOs were Mr. Dada Santos and Ms. Gaeta.
(2)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Grant Date Value of Equity Awards ($) (4)	Add Year- End Equity Value of Awards at Year-End ($) (5)	Add Change in Value of Prior Equity Awards Outstanding at Year-End ($) (6)	Add Change in Value of Vested Equity Awards ($) (7)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($) (8)	Average Compensation Actually Paid ($)
2022	PEO	$2,577,107	$1,663,742	$4,501,822	$238,857	$(55,727)	$—	$5,598,317
	Non-PEO NEOs	$1,431,876	$1,053,108	$1,741,392	$184,195	$(51,051)	$449,011	$1,804,293
2021	PEO	$2,283,091	$1,441,771	$3,670,133	$1,351,394	$—	$—	$5,862,847
	Non-PEO NEOs	$3,377,966	$3,019,590	$2,830,233	$901,886	$100,763	$—	$4,191,258
2020	PEO	$598,158	$—	$1,667,521	$460,019	$—	$—	$2,725,698
	Non-PEO NEOs	$474,503	$—	$1,112,862	$312,123	$(104,896)	$—	$1,794,592

(3)Total Shareholder Return is determined based on the value of an initial fixed investment of  $100 at the close of trading on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes. The amounts for Peer Group Total Shareholder Return consists of the NASDAQ Health Services Index. Information used in this column was obtained from the Nasdaq Stock Market, LLC, a financial data provider and a source believed to be reliable.

(4)Value of equity awards from Grants of Plan-Based Awards table valued at grant date.
(5)Value of unvested outstanding equity awards at the applicable fiscal year-end.
(6)Change in value of unvested equity awards outstanding at the beginning of the applicable fiscal year.
(7)Change in value of equity awards vested during the applicable fiscal year.
(8)Value of any cancelled/forfeited equity awards during the applicable fiscal year.
(9)In the Company's assessment, revenue is the financial performance measure that is the most important financial performance measure used by the Company in 2022 to link compensation actually paid to performance. Please see the Compensation Discussion and Analysis section above for a further discussion of revenue and how it is utilized in our executive compensation program.

Description of Relationship Between Information Presented in Pay Versus Performance Table
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last three fiscal years against our total shareholder return and the total shareholder return of the NASDAQ Health Services Index (each calculated as described above in footnote (4) of the table above) over that period of time.

The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last three fiscal years against our net loss in each of those years.

The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last three fiscal years against our revenue in each of those years.

Financial and Non-Financial Performance Measures
Following is an unranked list of financial and non-financial performance measures we consider the most important in linking the compensation actually paid to our named executive officers for 2022 with our performance:

•Revenue
•Operating expenses
•Cash flow from operating activities
•Regulatory progress.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
Marcum LLP has served as our independent registered public accounting firm since 2016 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for 2023. We are not required to submit the appointment of Marcum LLP as our independent registered public accounting firm for shareholder approval. However, we are submitting the appointment for ratification as a matter of good corporate practice. In the event that ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2023 is not approved by the shareholders at the Annual Meeting, the Board will reconsider whether or not to retain Marcum LLP. Even if the appointment of Marcum LLP is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.
A representative of Marcum LLP is expected to participate in the Annual Meeting to respond to appropriate questions and to make any other statement deemed appropriate. The representatives will also be afforded an opportunity to make such statements as they desire.
Independent Registered Public Accounting Firm—Fee Information
The following table presents fees for professional audit services and other services rendered by Marcum LLP for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$1,299,684	$730,000
Audit-Related Fees (2)	$5,000	$10,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$1,304,684	$740,000

(1)Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, including the audit of the Company's internal control over financial reporting, and for reviews of the financial statements included in our quarterly reports on Form 10-Q for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisition and procedures related to other attest services. Fees for fiscal 2022 and 2021 consisted of professional services rendered in connection with auditing our Registration Statement on Form S-8.
Pre-Approval Policies and Procedures
It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to us by our independent registered public accounting firm, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. In addition, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.
All services provided by Marcum LLP as our independent registered public accounting firm as disclosed above under “Independent Registered Public Accounting Firm – Fee Information” were pre-approved by the Audit Committee.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the common shares entitled to vote and voting on this Proposal 3. Abstentions will have no effect on voting for this proposal. No broker non-votes are expected on Proposal 3.

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS ESTABLISHMENT LABS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

REPORT OF THE AUDIT COMMITTEE
Our Audit Committee is composed of three directors, all of whom the Board has determined to be independent and to meet the requirements for financial literacy under applicable rules and regulations of the Nasdaq and the SEC and otherwise meet the requirements for service on audit committees pursuant to such rules and regulations. The Board has determined that each of Ms. Custin, Mr. Schutter and Mr. Slotkin is an “audit committee financial expert” as defined under the applicable rules of the SEC. The Audit Committee assists the Board in general oversight of our financial accounting and reporting process, system of internal control and audit process.
Our management has primary responsibility for our consolidated financial statements and for maintaining effective internal control over financial reporting. Our independent registered public accounting firm, Marcum LLP, are responsible for expressing an opinion on our consolidated financial statements as to whether they present fairly, in all material respects, our consolidated financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. This opinion is based on their audits.
In this context, the Audit Committee reports as follows:
1.    The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management;
2. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
3. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence; and
4. Based on the review and discussion referred to in the above paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2022 for filing with the SEC.
The Audit Committee has also appointed Marcum LLP as our independent registered public account firm, and our Board has recommended that our shareholders ratify such appointment, to audit our consolidated financial statements for the year ending December 31, 2023, and to provide review services for each of the quarters in the year ending December 31, 2023.
Submitted by the Audit Committee*
Ann Custin (Chair)
Edward Schutter
Bryan Slotkin
*Lisa Colleran also served as a member of the Audit Committee during 2022 until May 24, 2022.

The information contained in the above Report of the Audit Committee shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

PROPOSAL 4: AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION TO DECLASSIFY THE BOARD
Description of Declassification Amendment
Article 40 of the Memorandum and Articles of Association currently provides for the classification of our Board into three classes, with the directors within each class holding a three-year term and until the election and qualification of their respective successors in office. Thus, each year, shareholders elect only one class of directors, constituting approximately one-third of the entire Board. The Board believes it is advisable and in the best interests of the Company and its shareholders to amend Article 40 of the Memorandum and Articles of Association to phase out the classified Board, so that the Board is fully declassified by the 2026 Annual Meeting of Shareholders. In conjunction with the proposed declassification of the Board, our Board also believes it is advisable and in the best interests of our shareholders to also amend Article 41 of the Memorandum and Articles of Association, which currently provides that a director may be removed by our shareholders only for cause, so that directors may be removed by our shareholders, with or without cause, after our Board’s full declassification at the 2026 Annual Meeting of Shareholders.
The foregoing amendments to the Memorandum and Articles of Association are referred to herein as the “Declassification Amendment.” The Board recommends that shareholders approve the Declassification Amendment.
Reasons for the Declassification Amendment
Our Board recognizes that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. Similarly, many institutional investors believe that a classified structure may reduce directors’ accountability to shareholders because such a structure does not enable shareholders to express their approval or other views on each director’s performance on an annual basis. Upon thoughtful consideration and consistent with the feedback received from shareholders, our Board determined that it is in the best interests of the Company and its shareholders to propose the Declassification Amendment. Our Board believes that the Declassification Amendment supports the Company’s commitment to strong corporate governance and shareholder democracy.
Effect of the Declassification Amendment
When fully implemented, the Declassification Amendment will permit our shareholders to vote annually for all directors. If the Declassification Amendment is adopted by the shareholders and thereafter implemented, declassification of the Board would be phased-in over a period of three years and three annual meetings of shareholders beginning with the 2024 Annual Meeting of Shareholders and concluding at the 2026 Annual Meeting of Shareholders. Directors elected at or after the 2024 Annual Meeting of Shareholders would be elected to one-year terms expiring at the next Annual Meeting of Shareholders following their election. However, directors elected or appointed to the Board before the 2024 Annual Meeting of Shareholders, including the current nominees described in Proposal 1 above, would complete the remainder of their respective three-year terms. Similarly, any directors elected or appointed to fill a vacancy opened by the departure of a director serving a classified term would serve the remainder of such departed director’s term. Declassification of our Board would be complete as of the 2026 Annual Meeting of Shareholders, and as of that year and going forward, all directors would serve one-year terms and may be subject to removal by shareholders with or without cause. The phasing in of annual elections of directors over this period is designed so that the term of a previously-elected director will not be shortened, and to ensure a smooth transition to a system of annual elections of directors.

Approval of the Declassification Amendment is not conditioned on approval by our shareholders of Proposal 5 (amendment and restatement of Memorandum and Articles of Association to eliminate supermajority voting requirements). The proposed text of the amendment and restatement of the Memorandum and Articles of Association, implementing both the Declassification Amendment and the amendments described in Proposal 5 to eliminate supermajority requirements, is attached to this proxy statement as Appendix A, with additions of text indicated by bold double underlining and deletions of text indicated by strike-outs. If our shareholders approve only the proposed Declassification Amendment, we intend to file with the registrar of corporate affairs in the British Virgin Islands an amendment and restatement of the Memorandum and Articles of Association setting forth only the amendments to Articles 40 and 41 described in this Proposal 4, which will become effective upon filing. If our shareholders approve both this Proposal 4 and Proposal 5, we intend to file with the registrar of corporate affairs in the British Virgin Islands an amendment and restatement of the Memorandum and Articles of Association, setting forth both the Declassification Amendment described in this Proposal 4 and the amendments described in Proposal 5 to eliminate supermajority voting requirements, which will become effective upon filing. Shareholders are encouraged to read the full text of the proposed amendment and restatement of the Memorandum and Articles of Association set forth in Appendix A.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of at least two-thirds of the votes of the common shares entitled to vote and voting on this Proposal 4. Abstentions and broker non-votes will have no effect on voting for this proposal.

OUR BOARD RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF OUR MEMORANDUM AND ARTICLES OF ASSOCIATION TO DECLASSIFY THE BOARD.

PROPOSAL 5: AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Description of Supermajority Elimination Amendment
Our Memorandum and Articles of Association contains “supermajority voting provisions” requiring the affirmative vote of a supermajority of the votes cast to approve certain actions taken by our shareholders, including a two-thirds supermajority vote requirement to amend the Memorandum and Articles of Association and a three-fourths supermajority vote requirement to take action to remove any director from office. The Board believes it is advisable and in the best interests of the Company and its shareholders to amend the Memorandum and Articles of Association to eliminate the supermajority vote requirements that currently apply to approving amendments to the Memorandum and Articles of Association and taking actions specified in Article 41.1 to remove a director from office and replace them with a simple majority vote requirement of the votes of shareholders entitled to vote and voting on the matter. The Board also believes it is advisable and in the best interests of the Company and its shareholders to eliminate a voting requirement that applied prior to the Company’s initial public offering, which is no longer applicable.
The foregoing amendments to the Memorandum and Articles of Association are referred to herein as the “Supermajority Elimination Amendment.” The Board recommends that shareholders approve the Supermajority Elimination Amendment.
Reasons for the Supermajority Elimination Amendment
Our Board is committed to adopting governance practices that the Board believes are the most beneficial to our company and shareholders. At the time of our initial public offering in 2018, the Board believed that inclusion of the above-described supermajority voting requirements was an important element of our governance structure, serving to facilitate corporate governance stability by requiring broad shareholder consensus to make certain fundamental changes, and was in the best interests of our company and shareholders. However, while such protection can be beneficial to shareholders, as corporate governance standards have evolved, many institutional shareholders now view this provision as limiting the Board’s accountability to shareholders, impeding shareholders’ ability to approve ballot items that are in their interests and limiting the ability of shareholders to effectively participate in corporate governance. Upon thoughtful consideration and consistent with the feedback received from shareholders, our Board determined that it is in the best interests of the Company and its shareholders to propose the Supermajority Elimination Amendment. Our Board believes that the Supermajority Amendment supports the Company’s commitment to strong corporate governance and shareholder democracy.
Effect of the Supermajority Elimination Amendment
If the Supermajority Elimination Amendment is approved by our shareholders, the definition of “Resolutions of Members” in Article 1.1 of the Memorandum and Articles of Association will be amended to: (i) change the percentage of affirmative votes required to approve an amendment to the Memorandum and Articles of Association from two-thirds or more of the votes of shareholders entitled to vote and voting on the matter to a simple majority vote requirement of shareholders entitled to vote and voting on the matter, (ii) eliminate the separate supermajority vote required for a Resolution of Members to be adopted to take any action set forth in Article 41.1 (Removal of Directors) of the Memorandum and Articles of Association, and (iii) eliminate the voting requirement applicable to certain actions taken by shareholders prior to our initial public offering.
Approval of the Supermajority Elimination Amendment is not conditioned on approval by our shareholders of Proposal 4 (amendment and restatement of Memorandum and Articles of Association to declassify the Board). The proposed text of the amendment and restatement of the Memorandum and Articles of Association, implementing both the Supermajority Elimination Amendment and the amendments described in Proposal 4 to declassify the Board, is attached to this proxy statement as Appendix A, with additions of text indicated by bold double underlining and deletions of text indicated by strike-outs. If our shareholders approve only the proposed Supermajority Elimination Amendment, we intend to file with the registrar of corporate affairs in the British Virgin Islands an amendment and restatement of the Memorandum and Articles of Association setting forth only the amendments to the definition of “Resolution of Members” in Article 1.1 described in this Proposal 5, which will become effective upon filing. If our shareholders approve both this Proposal 5 and Proposal 4, we intend to file with the registrar of corporate affairs in the British Virgin Islands an amendment and restatement of the Memorandum and Articles of Association, setting forth both the Supermajority Elimination Amendment described in this Proposal 5 and the Declassification Amendment described in Proposal 4, which will become effective upon filing. Shareholders are encouraged to read the full text of the proposed amendment and restatement of the Memorandum and Articles of Association set forth in Appendix A.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of at least two-thirds of the votes of the common shares entitled to vote and voting on this Proposal 5. Abstentions and broker non-votes will have no effect on voting for this proposal.

OUR BOARD RECOMMENDS A VOTE FOR AMENDMENT AND RESTATEMENT OF OUR MEMORANDUM AND ARTICLES OF ASSOCIATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common shares as of March 31, 2023 (unless otherwise indicated) by:
•    each person known to us to beneficially own more than five percent of our outstanding common shares;
•    each of our named executive officers;
•    each of our directors; and
•    all directors and executive officers as a group.
We have based our calculation of the percentage of beneficial ownership on 24,461,694 common shares as of March 31, 2023. We have deemed our common shares subject to share options that are currently exercisable or exercisable within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the share option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage (%)
Greater than 5% Shareholders
JW Partners, LP (1)	3,192,485	13.05
RTW Investments, LP (2)	2,374,138	9.71
Nantahala Capital Management, LLC (3)	1,943,241	7.94
Brown Advisory Incorporated (4)	1,463,998	5.98

Named Executive Officers:
Juan José Chacón Quirós (5)	1,410,629	5.77
Rajbir S. Denhoy (6)	52,911	*
Paul D. Rodio	—	*
S. Ross Mansbach	—	*
Pratip Dastidar (7)	28,500	*

Directors:
Dennis Condon (8)	39,780	*
Edward Schutter (9)	365,342	1.49
Lisa Colleran (10)	109,711	*
Ann Custin (11)	10,015	*
Bryan Slotkin (12)	19,265	*
Leslie Gillin (13)	5,254	*
Nicholas Lewin (14)	1,079,253	4.41
All current directors and executive officers as a group (11 persons) (15)	3,092,160	12.64

*    Indicates beneficial ownership of less than one percent.

(1)Beneficial ownership information is as of May 13, 2022 and is based on information reported on a Form 4 filed by JW Asset Management, LLC with the SEC on May 16, 2022. The business address of JW Partners, LP is 489 Fifth Avenue, 29th Floor, New York, NY 10017.
(2)Beneficial ownership information is as of December 31, 2022 and is based on information reported on a Schedule 13G/A filed by RTW Investments, LP with the SEC on February 14, 2023. The Schedule 13G/A indicates that RTW Investments, LP and Roderick Wong have shared voting power over 2,374,138 of our common shares and shared dispositive power over 2,374,138 of our common shares. Roderick Wong is the managing partner and Chief Investment Officer of RTW Investments, LP. The business address for RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014.
(3)Beneficial ownership information is as of December 31, 2022 and is based on information reported on a Schedule 13G/A filed by Nantahala Capital Management with the SEC on February 14, 2023. The Schedule 13G/A indicates that (i) Nantahala Capital Management and Wilmot B. Harkey have shared voting power over 1,915,023 of our common shares and shared dispositive power over 1,915,023 of our common shares, and (ii) Daniel Mack has sole voting power over 28,218 of our common shares, shared voting power over 1,915,023 of our common shares, sole dispositive power over 28,218 of our common shares and shared dispositive power over 1,915,023 of our common shares. Each of Messrs. Harkey and Mack are managing members of Nantahala Capital Management, an investment advisor that holds our common shares through funds and separately managed accounts. The business address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.
(4)Beneficial ownership information is as of December 31, 2022 and is based on information reported on a Schedule 13G/A filed by Brown Advisory Incorporated with the SEC on February 9, 2023. The Schedule 13G/A indicates that (i) Brown Advisory Incorporated has sole voting power over 1,264,076 of our common shares and shared dispositive power over 1,463,998 of our common shares, (ii) Brown Investment Advisory & Trust Company has sole voting power over 9,099 of our common shares and shared dispositive power over 8,800 of our common shares, and (iii) Brown Advisory LLC has sole voting power over 1,254,977 of our common shares and shared dispositive power over 1,454,899 of our common shares. The business address for Brown Advisory Incorporated is 901 South Bond Street, Suite #400, Baltimore, Maryland 21231.
(5)Consists of (a) 272,868 common shares held by Mr. Chacón Quirós, (b) 9,497 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023 and (c) 1,128,264 common shares held by Sariel LLC. Mr. Chacón Quirós, our Chief Executive Officer, is a shareholder of Sariel LLC and has voting and dispositive power over the common shares owned by Sariel.
(6)Consists of (a) 50,000 common shares held by Mr. Denhoy and (b) 2,911 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(7)Consists of (a) 28,500 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023. Mr. Dastidar ceased serving as our Chief Operating Officer on August 19, 2022. The amount reported as beneficially owned by Mr. Dastidar is based on information contained in the last Form 4 filed by Mr. Dastidar with the SEC prior to the cessation of his employment, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(8)Consists of (a) 39,780 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(9) Consists of (a) 365,342 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(10)Consists of (a) 109,711 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(11)Consists of (a) 10,015 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(12)Consists of (a) 19,265 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.

(13)Consists of (a) 5,254 common shares and (b) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(14)Consists of (a) 1,070,463 common shares held by Mr. Lewin, (b) 8,790 shares held by Mr. Lewin's spouse and (c) 0 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.
(15)Consists of (a) 3,083,511 common shares and (b) 12,408 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
Equity compensation plans approved by shareholders(1)	2,037,808	$42.73	3,119,999
Equity compensation plans not approved by shareholders	—	$—	—
Total	2,037,808	$42.73	3,119,999

(1)Includes the following plans: 2015 Equity Incentive Plan (“2015 Plan”), 2018 Equity Incentive Plan (“2018 Plan”) and 2018 Employee Stock Purchase Plan (“2018 ESPP”).
Concurrent with the closing of our initial public offering in July 2018, the Board of Directors terminated the 2015 Plan and approved the 2018 Plan, with an initial reserve of 1,500,000 shares of the Company’s common shares for issuance under the 2018 Plan.
Pursuant to the “evergreen” provision contained in the 2018 Plan, the number of common shares reserved for issuance under the 2018 Plan automatically increases on the first day of each fiscal year, commencing on January 1, 2019, in an amount equal to the least of (1) 750,000 shares, (2) 4% of the total number of the Company’s common shares outstanding on the last day of the preceding fiscal year, or (3) a number of common shares as may be determined by the Company’s Board of Directors prior to any such increase date. On January 1, 2019 and each January 1 thereafter, the number of common shares authorized for issuance increased automatically by 750,000 shares in accordance with the evergreen provision, increasing the number of common shares reserved under the 2018 Plan to 4,500,000 as of December 31, 2022.
Similarly, effective January 1, 2019 and each January 1 thereafter, given no action by the Board of Directors, the number of common shares reserved for issuance under the 2018 ESPP automatically increased by 1% of the total number of the Company’s common shares outstanding on the last day of the preceding fiscal year, increasing the number of common shares authorized for issuance under 2018 ESPP to 848,000.
(2)This number includes 164,643 shares subject to restricted stock units and 1,873,165 options outstanding.
(3)The weighted average exercise price relates solely to outstanding stock option shares since shares subject to the restricted stock units have no exercise price.
(4)This number includes 2,271,999 common shares available for grant under the 2018 Plan and 848,000 common shares available under the 2018 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy regarding the approval of any ‘related party transaction,’ which is any transaction, arrangement or relationship in which we are a participant and in which any ‘related person’ has, had or will have a director or indirect material interest and the aggregate amount exceeds $120,000. A ‘related person’ is defined as our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common shares and any member of the immediate family of any of the foregoing persons. Under the policy, our Audit Committee will review and approve, disapprove or ratify all related party transactions, subject to the exceptions described below.
In determining whether to approve or ratify a related party transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has also determined that certain transactions shall be deemed to be pre-approved by the Audit Committee, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% equity interest in such company and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues, transactions where a related party’s interest arises solely from the ownership of a class of our equity securities, and all holders of our common shares received the same benefit on a pro rata basis and transactions available to all employees generally and charitable contributions, grants, endowments or pledges by us to a charitable organization, foundation or university as to which a related person’s only relationship is as a non-executive employee or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the recipient’s total annual receipts.
It is our intention to ensure that all future transactions between us and our officers, directors and principal shareholders and their affiliates, are approved by the Audit Committee of our Board and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Below we describe all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K since January 1, 2022.
Related Party Transactions
On April 1, 2022, we entered into a consulting agreement with Lisa Gersh, who served on our Board of Directors until March 31, 2022. Pursuant to the consulting agreement, Ms. Gersh will perform consulting services as requested by us, with the expectation that she will advise our Board on elements of corporate leadership and governance. As payment for Ms. Gersh’s consulting services, we paid pay Ms. Gersh a consulting fee of $135,000 during the year ended December 31, 2022. Also, her outstanding equity awards granted during her term as a member of the Board of Directors are continuing to vest in accordance with their terms. The consulting agreement terminates on March 31, 2024.
During the year ended December 31, 2022, the Company recorded revenue of $1.2 million for product sales to Herramientas Medicas, S.A., a distribution company owned by a family member of the Chief Executive Officer of the Company. Accounts receivable owed to the Company from this distribution company amounted to approximately $0.4 million as of December 31, 2022.

In 2016, the Company also entered into a separate agreement with Dr. Chacón Quirós, the brother of the Company’s Chief Executive Officer Juan José Chacón Quirós, to maintain his clinic in Costa Rica as a MotivaImagine Excellence Center and to host and train physicians in the use of the Company products in relevant procedures, among other services, in exchange for cash reimbursement of up to $4,500 per day that such services are rendered. In August 2022, the Company entered into a new agreement with Dr. Chacón Quirós, replacing the original agreement, to continue the training services in exchange for cash reimbursement of his hourly rate of $531 when such services are rendered. In December 2020, Dr. Chacón Quirós was granted options to purchase 22,068 common shares vesting over four years in equal annual installments, provided that he continues to provide these services at such times. During the year ended December 31, 2022, the Company paid Dr. Chacón Quirós approximately $0.2 million for services rendered.
Limitation of Liability and Indemnification of Officers and Directors
Our Memorandum and Articles of Association contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by British Virgin Islands law. Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

OTHER MATTERS
Transaction of Other Business
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxy holders intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.establishmentlabs.com/financial-information and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to address below:
Establishment Labs Holdings Inc.
Attention: Investor Relations
Building B25
Coyol Free Zone
Alajuela 20113, Costa Rica
* * *
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or voting instruction form or, if you received a printed copy of the proxy materials, by mail by executing and returning the enclosed proxy card or voting instruction, at your earliest convenience, in the preaddressed, prepaid envelope that has also been provided.
THE BOARD OF DIRECTORS
Alajuela, Costa Rica
                            April 12, 2023

APPENDIX A—AMENDMENT AND RESTATEMENT OF MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION

OF

ESTABLISHMENT LABS HOLDINGS INC.

Incorporated on 9 October 2013

Filed on •, 2023

Conyers Trust Company (BVI) Limited
Wickhams Cay 1
Road Town, Tortola
British Virgin Islands

Establishment Labs Holdings Inc. Page 1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

OF

ESTABLISHMENT LABS HOLDINGS INC.

1. NAME

The name of the company is **Establishment Labs Holdings Inc.** (the “Company”).

2. STATUS

The Company is a company limited by shares.

3. REGISTERED OFFICE AND REGISTERED AGENT

(a) The first registered office of the Company is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(b) The first registered agent of the Company is Overseas Management Company Trust (B.V.I.) Ltd. of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

4. CAPACITY AND POWERS

4.1 Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b) for the purposes of subparagraph (a), full rights, powers and privileges.

Establishment Labs Holdings Inc. Page 2

4.2 After the completion of the Qualified IPO, the Company shall not engage in a Business Combination with an Interested Member for three years, following the date such person became an Interested Member unless:

(a) prior to such time the Board approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

(b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Member) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time the Business Combination is approved by the Board, it is authorized at an annual or special meeting of Members, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which are not owned by the Interested Member.

5. NUMBER AND CLASSES OF SHARES

The Company is authorised to issue an unlimited number of common shares of a single class with no par value in one or more series.

6. RIGHTS ATTACHING TO THE SHARES

Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder:

(a) the right to one vote at a meeting of the Members or on any Resolution of Members;

(b) the right to an equal share in any Distribution paid by the Company; and

(c) the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Establishment Labs Holdings Inc. Page 3

7. PREFERENCE SHARES

Notwithstanding any other provision of this Memorandum or the Articles, the Company may by Resolution of the Directors, without Member consent, amend this Memorandum or the Articles to create new classes of shares and fix the rights preferences and restrictions of such shares, as the Directors in their sole discretion deem fit, which shares may be issued as one or more series.

8. VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

9. RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU OR SUPERIOR

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking *pari passu* therewith or superior thereto.

10. REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

11. AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 8, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a) to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b) to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c) in circumstances where the Memorandum or Articles cannot be amended by the Members;

Establishment Labs Holdings Inc. Page 4

(d) to clauses 6, 8, 9 or this clause 11.

12. DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD., of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 9th day of October, 2013:

Incorporator

SGD: Sallr Husein
Authorised Signatory
OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

ARTICLES OF ASSOCIATION

OF

ESTABLISHMENT LABS HOLDINGS INC.

(a company limited by shares)

TABLE OF CONTENTS

INTERPRETATION

1. Definitions

SHARES

2. Power to Issue Shares
3. Power of the Company to Purchase its Shares
4. Treatment of Purchased, Redeemed or Acquired Shares
5. Treasury Shares
6. Consideration
7. Forfeiture of Shares
8. Share Certificates
9. Fractional Shares

REGISTRATION OF SHARES

10. Register of Members
11. Registered Holder Absolute Owner
12. Transfer of Registered Shares
13. Transmission of Registered Shares

ALTERATION OF SHARES

14. Power to Alter Shares
15. Restrictions on the Division of Shares

DISTRIBUTIONS

16. Distributions
17. Power to Set Aside Profits
18. Unauthorised Distributions
19. Distributions to Joint Holders of Shares

MEETINGS AND CONSENT OF MEMBERS

20. Meetings and Location
21. Requisitioned Meetings
22. Notice
23. Instrument of Proxy
24. Voting by Joint Holders of Shares
25. Participating in Meetings by Telephone
26. Quorum at General Meetings
27. Chairman to Preside
28. Adjournment of General Meetings
29. Power to Demand a Poll
30. Representation of Members
31. Directors Attendance at General Meetings
32. No Action by Written Consent
33. Annual General Meeting
34. After the Completion of the Qualified IPO
35. Annual meetings of Members
36. General
37. Special Meetings

DIRECTORS AND OFFICERS

38. Election of Directors
39. Number of Directors
40. Term of Office of Directors
41. Removal of Directors
42. Vacancy in the Office of Director
43. Remuneration of Directors
44. Resignation of directors
45. Directors to Manage Business
46. Committees of Directors
47. Officers and Agents
48. Removal of Officers and Agents
49. Duties of Officers
50. Remuneration of Officers
51. Standard of Care
52. Conflicts of Interest
53. Indemnification and Exculpation

MEETINGS OF THE BOARD OF DIRECTORS

54. Board Meetings
55. Notice of Board Meetings
56. Participation in Meetings by Telephone
57. Quorum at Board Meetings
58. Board to Continue in the Event of Vacancy
59. Chairman to Preside
60. Powers of Sole Director
61. Proceedings if One Director

CORPORATE RECORDS

62. Documents to be Kept
63. Inspection of Records
64. Form and Use of Seal

ACCOUNTS

65. Books of Account

66. Form of Records

AUDITS

67. Audit
68. Appointment of Auditor
69. Remuneration of Auditor
70. Duties of Auditor
71. Access to Records
72. Auditor Entitled to Notice

JURISDICTION

73. Exclusive Jurisdiction of the Courts of the British Virgin Islands

LITIGATION COSTS

74. Costs of Claim

VOLUNTARY LIQUIDATION

75. Liquidation

FUNDAMENTAL CHANGES

76. Changes
77. Continuation under Foreign Law

Establishment Labs Holdings Inc. Page 1

INTERPRETATION

1. Definitions

1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, as from time to time amended or restated;
Articles	these Articles of Association as originally registered or as from time to time amended or restated;
Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;
Business Combination	(i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Member, or (B) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation section 4.2 of the Memorandum is not applicable to the surviving entity;
	(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

Establishment Labs Holdings Inc. Page 2

(iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such; (B) pursuant to a parent-subsidiary merger; (C) pursuant to a dividend or Distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Member became such; (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

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	(v) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this definition) provided by or through the Company or any direct or indirect majority-owned subsidiary;
Company	Establishment Labs Holdings Inc.;
Distribution	(a) the direct or indirect transfer of an asset, other than the Company's own shares, to or for the benefit of a Member; or (b) the incurring of a debt to or for the benefit of a Member; in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;
Exchange Act	Securities Exchange Act of 1934, as amended;
Interested Member	means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and the affiliates and associates of such person; provided, however, that the term "Interested Member" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein on or before the date the Qualified IPO was completed and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or

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	associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an Interested Member or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares "beneficially owned" (as defined in Rule 13d-3 promulgated under the Exchange Act) by the person and such person's affiliates and associates (such terms are defined in Rule 126-2 promulgated under the Exchange Act) but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;
Member	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;
Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;
NYSE	New York Stock Exchange;
Qualified IPO	the first underwritten public offering of the shares of the Company under the Securities Act;

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Resolution of Directors	(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain, provided that in the case of a tie vote the chairman of the meeting shall have a second or deciding vote; or (b) a resolution consented to in writing by all of the directors or by all of the members of the committee, as the case may be;
Resolution of Members	(a) a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; ~~prior to the consummation of a Qualified IPO, but not after, a resolution consented to in writing by the Members holding a simple majority of the votes entitled to vote thereon; or~~ (b) in the event of a proposed merger or acquisition, ~~or in the event of an amendment to the Memorandum or these Articles,~~ a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of two-thirds (2/3) or more of the votes of those Members entitled to vote and voting on the resolutions; **or** (c) in the event of ~~a resolution proposed for any matter set forth in Article 41.1~~ **an amendment to the Memorandum or these Articles**, a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of ~~three-quarters (3/4)~~ **a simple majority** or more of the votes of those Members entitled to vote and voting on the resolutions.
Seal	the common seal of the Company;
Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any

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	deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;
Securities Act	the United States Securities Act of 1933, as amended; and
Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2 In these Articles, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and *vice versa*;

(b) words denoting the masculine gender include the feminine and neuter genders;

(c) words importing persons include companies, associations or bodies of persons whether corporate or not;

(d) a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e) a reference to money is, unless otherwise stated, a reference to the currency in which shares of the Company shall be issued;

(f) the words:-

(i) "may" shall be construed as permissive; and

(ii) "shall" shall be construed as imperative; and

(g) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

x

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SHARES

2. Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without limiting or affecting to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3. Power of the Company to Purchase its Shares

Subject to these Articles, the Company may by Resolution of Directors, purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4. Treatment of Purchased, Redeemed or Acquired Shares

4.1 Subject to article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2 The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5. Treasury Shares

5.1 Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2 All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6. Consideration

6.1 A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2 No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

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(a) the amount to be credited for the issue of the share; and

(b) that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3 No share may be issued by the Company that:

(a) increases the liability of a person to the Company; or

(b) imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4 The consideration for a share with par value shall not be less than the par value of the share.

6.5 A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7. Forfeiture of Shares

7.1 Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2 The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3 Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment, forfeit and cancel the share to which the notice relates and direct that the register of Members be updated.

7.4 Upon forfeiture and cancellation pursuant to article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8. Share Certificates

The Company is not required to issue certificates in respect of its shares to a Member.

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9. Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

REGISTRATION OF SHARES

10. Register of Members

10.1 The Board shall cause there to be kept a register of Members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of Members and the date upon which any person ceased to be a Member.

10.2 The register of Members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of Members.

11. Registered Holder Absolute Owner

11.1 The entry of the name of a person in the register of Members as a holder of a share in the Company is *prima facie* evidence that legal title in the share vests in that person.

11.2 The Company may treat the holder of a registered share as the only person entitled to:

(a) exercise any voting rights attaching to the share;

(b) receive notices;

(c) receive a Distribution in respect of the share; and

(d) exercise other rights and powers attaching to the share.

12. Transfer of Registered Shares

12.1 Registered shares may be transferred either by a written instrument of transfer signed by the transferor and containing the name of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with the requirements applicable to shares listed on the NYSE, the Nasdaq Stock Market or any other national stock market in the United States, the Exchange Act and these Articles.

12.2 The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer without assigning any reason. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

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12.3 Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.4 The transfer of a share is effective when the name of the transferee is entered in the register of Members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee's name has been entered in the register of Members.

13. Transmission of Registered Shares

13.1 The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member's share.

13.2 Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14. Power to Alter Shares

14.1 The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

14.2 Subject to the Memorandum and these Articles, the Company may:

(a) divide its shares, including issued shares, into a larger number of shares; or

(b) combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

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14.3 A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15. Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16. Distributions

16.1 The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2 Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 22 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

17. Power to Set Aside Profits

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18. Unauthorised Distributions

18.1 If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2 A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company's assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19. Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

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MEETINGS AND CONSENT OF MEMBERS

20. Meetings and Location

The Board may convene meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board considers necessary or desirable; provided that at least one meeting of Members must be held each year.

21. Requisitioned Meetings

Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of a matter for which a meeting is requested, the Board shall convene a meeting of Members. Any such request shall state the proposed purpose of the meeting.

22. Notice

22.1 The Board shall give not less than seven days' notice of meetings of Members to those persons whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting.

22.2 In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix a record date (the "Record Date"), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which Record Date: (a) in the case of determination of Members entitled to vote at any meeting of Members, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no Record Date is fixed: (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the Record Date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

22.3. A meeting of Members may be called on short notice:

(a) if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

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(b) if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose presence at the meeting shall be deemed to constitute waiver.

22.4 The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received a notice that has been properly given, shall not invalidate the meeting.

23. Instrument of Proxy

23.1 A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

23.2 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

23.3 An instrument appointing a proxy shall be in such form as the Board may determine or the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy. A proxy need not be a Member, and a Member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier.

24. Voting by Joint Holders of Shares

The following shall apply in respect of joint ownership of shares:

(a) if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a member;

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c) if two or more of the joint owners are present in person or by proxy they must vote as one.

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25. Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

26. Quorum at General Meetings

26.1 A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid resolution of Members.

26.2. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of Members, shall be dissolved; in any other case, it shall be adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken.

27. Chairman to Preside

At every meeting of Members, the Chairman of the Board shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose someone of their number to be the Chairman. If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as Chairman.

28. Adjournment of General Meetings

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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29. Power to Demand a Poll

At any meeting of the Members, the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not, and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting the result thereof shall be duly recorded in the minutes of that meeting.

30. Representation of Members

30.1 Any person other than an individual shall be regarded as one Member and, subject to the specific provisions hereinafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such Member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. If case of doubt, the Board may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

30.2 Any person other than an individual which is a Member of the Company may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company.

30.3 The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of the being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

31. Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

32. No Action by Written Consent

From and after the consummation of a Qualified IPO, a resolution of Members is valid only if approved at a duly convened and constituted meeting of Members by the affirmative vote of a simple majority or such greater majority as may be provided for in these Articles of the votes of

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the shares entitled to vote thereon, that were present at the meeting in person or by proxy and were voted and not abstained, and no action may be taken by Members except at a duly convened and constituted meeting of Members, and no action may be taken by Members by written consent.

33. Annual General Meeting

A meeting of Members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

NOTICE OF MEMBER BUSINESS AND NOMINATIONS

34. After the Completion of the Qualified IPO

The provisions of the following articles 35-37 apply after the completion of the Qualified IPO.

35. Annual meetings of Members

35.1 Nominations of persons for election to the Board of the Company and the proposal of other business to be considered by the Members may be brought before an Annual Meeting (i) by or at the direction of the Board or (ii) by any Member of the Company who was a Member of record at the time of giving of notice provided for in this Article, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Article as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a Member to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act) and such Member must comply with the notice and other procedures set forth in this Article to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Article, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by Members of the Company under British Virgin Islands law.

35.2 For nominations or other business to be properly brought before an Annual Meeting by a Member pursuant to this Article, the Member must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Company, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Article and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Article. To be timely, a Member's written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the

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ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year's Annual Meeting provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the Member to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as "Timely Notice"). Such Member's Timely Notice shall set forth:

(A) as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C) (i) the name and address of the Member giving the notice, as they appear in the register of members of the Company, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a

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revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as "Material Ownership Interests") and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of the Company;

(D) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of Members (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company owned beneficially or of record by such other Member(s) or other beneficial owner(s); and

(E) a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Member (such statement, the "Solicitation Statement").

35.3 For purposes of this Article, the term "Proposing Person" shall mean the following persons: (i) the Member of record providing the notice of nominations or business proposed to be brought before a Members' meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a

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Members' meeting is made. For purposes of this, the term "Synthetic Equity Interest" shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called "stock borrowing" agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company.

35.4 A Member providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Article shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

35.5 Notwithstanding anything in the second sentence of Article 34.2, to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least ten (10) days before the last day a Member may deliver a notice of nomination in accordance with the second sentence of Article 35.1.(ii), a Member's notice required by this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

36. General

36.1 Only such persons who are nominated in accordance with the provisions of this Article shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in

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accordance with the provisions of this Article. The Board or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Article. If neither the Board nor such designated committee makes a determination as to whether any Member proposal or nomination was made in accordance with the provisions of this Article, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the Member proposal or nomination was made in accordance with the provisions of this Article. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any Member proposal or nomination was not made in accordance with the provisions of this Article, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

36.2 Except as otherwise required by law, nothing in Article 34, shall obligate the Company or the Board to include in any proxy statement or other Member communication distributed on behalf of the Company or the Board information with respect to any nominee for director or any other matter of business submitted by a Member.

36.3 Notwithstanding the foregoing provisions of Article 34, if the proposing Member (or a qualified representative of the Member) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article, to be considered a qualified representative of the proposing Member, a person must be authorized by a written instrument executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of the Members.

36.4 For purposes of this Article, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

36.5 Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in this Article shall be deemed to affect any rights of (i) Members to have proposals included in the Company's proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of undesignated preferred shares to elect directors under specified circumstances.

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37. Special Meetings

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred shares, special meetings of the Members of the Company may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of Members. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of Members of the Company. Nominations of persons for election to the Board of the Company and Member proposals of other business shall not be brought before a special meeting of Members to be considered by the Members unless such special meeting is held in lieu of an annual meeting of Members in accordance with Article 34, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Articles and the provisions of Article 34 shall govern such special meeting.

DIRECTORS AND OFFICERS

38. Election of Directors

38.1 The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Members at the annual meeting of Members.

38.2 No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

38.3 A director shall not require a share qualification, and may be an individual or a company.

38.4 Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings or with respect to unanimous written consents.

39. Number of Directors

The maximum number of directors shall be fixed by a Resolution of Directors and shall not be less than seven directors.

40. Term of Office of Directors

~~Immediately following the consummation of a Qualified IPO, the Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2019 annual meeting of Members; Class II directors shall initially serve until the 2020 annual meeting of Members; and Class III directors shall~~

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~~initially serve until the 2021 annual meeting of Members. Commencing with the 2019 annual meeting of Members, directors of each class the term of which shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent directors.~~ **Commencing with the annual meeting of Members held in 2024 and at each annual meeting of Members thereafter, directors elected to succeed those directors whose term shall then expire shall be elected to hold office for a term expiring at the next annual meeting of Members and until the election and qualification of their respective successors in office. No decrease in the number of directors shall shorten the term of any incumbent directors.**

41. Removal of Directors

41.1 Subject to the rights, if any, of any series of undesignated preferred shares to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the Board) may be removed from office (i) **only with cause in the event action with respect to such removal is taken prior to the annual meeting of Members held in 2026, and (ii)** with or without cause **for any action taken with respect to such removal after the annual meeting of Members held in 2026,** and **in either case of the foregoing clause (i)** and (ii), only by a Resolution of the Members. At least forty-five (45) days prior to any annual or special meeting of the Members at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

41.2 Notice of a meeting called under article 41.1 shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

42. Vacancy in the Office of Director

42.1 Notwithstanding article 38, the Board may appoint one or more directors to fill a vacancy on the Board.

42.2 For the purposes of this article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to article 39.

42.3 The term of any appointment under this article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

43. Remuneration of Directors

The Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company and any independent director shall be

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entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as a director.

44. Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

45. Directors to Manage Business

45.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

45.2 The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

45.3 The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46. Committees of Directors

46.1 The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

46.2 Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a) to further delegate powers to a committee of directors;

(b) to amend the Memorandum or these Articles;

(c) to designate committees of directors;

(d) to appoint or remove directors;

(e) to appoint or remove an agent;

.

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(f) to approve a plan of merger, consolidation or arrangement;

(g) to make a declaration of solvency or approve a liquidation plan; or

(h) to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

46.3 A committee of directors, where authorised by the Board, may appoint a sub-committee.

46.4 The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed *mutatis mutandis* by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

47. Officers and Agents

47.1 The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers, a chief executive officer, a chief financial officer, a chief operating officer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

47.2 Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a) to amend the Memorandum or these Articles;

(b) to change the registered office or agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

(e) to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency or approve a liquidation plan;

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(j) to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48. Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

49. Duties of Officers

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president or the chief executive officer to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president or chief executive officer but otherwise to perform such duties as may be delegated to them by the president or chief executive officer, the Secretary to maintain the register of members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer or chief financial officer to be responsible for the financial affairs of the Company.

50. Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

51. Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

52. Conflicts of Interest

52.1 A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

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52.2 A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with article 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

52.3 For the purposes of this article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

52.4 A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

53. Indemnification and Exculpation

53.1 Subject to article 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b) is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

53.2 Article 53.1 does not apply to a person referred to in that article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

53.3 The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

53.4 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a *nolle prosequi* does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

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53.5 If a person referred to in this article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

53.6 Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

53.7 The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

53.8 The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under article 53.1.

MEETINGS OF THE BOARD OF DIRECTORS

54. Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

55. Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends

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a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting. Reasonable notice for purposes of this article 55 shall mean notice that is given in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director's business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director's business or home address, at least forty-eight (48) hours in advance of the meeting.

56. Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57. Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be a majority of the total number of directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board.

58. Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

59. Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

60. Powers of Sole Director

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

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61. Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

62. Documents to be Kept

62.1 The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum and these Articles;

(b) the register of Members or a copy of the register of Members;

(c) the register of directors or a copy of the register of directors;

(d) the register of charges or a copy of the register of charges;

(e) copies of all notices and other documents filed by the Company in the previous ten years.

62.2 Where the Company keeps a copy of its register of Members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of Members or the original register of directors is kept.

62.3 Where the place at which the original register of Members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.4 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a) the minutes of meetings and Resolutions of Members and of classes of Members; and

(b) the minutes of meetings and Resolutions of Directors and committees of directors.

62.5 Where any of the minutes or resolutions described in the previous article are kept at a place other than at the office of the Company's registered agent, the Company shall provide the

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registered agent with a written record of the physical address of the place or places at which the records are kept.

62.6 Where the place at which any of the records described in article 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.7 The Company's records shall be kept in written form or either wholly or partly as electronic records.

63. Inspection of Records

63.1 A director of the Company is entitled on giving reasonable notice to inspect the documents and records of the Company:-

(a) in written form;

(b) without charge;

(c) a reasonable time specified by the directors; and

(d) to make copies or take extracts from the documents and records.

63.2 Subject to Article 62.3, a Member of the Company is entitled on giving written notice to the Company to inspect:-

(a) the memorandum and articles;

(b) the register of members;

(c) the register of directors; and

(d) minutes of meetings and Resolutions of Members and of those classes of members of which he or she is a member, and to make copies of or take extracts from the documents and records.

63.3 The directors may, if they are satisfied that it will be contrary to the Company's interest to allow a Member to inspect a new document, or part of a document, specified in Article 62.2, (b), (c) or (d), refuse to permit the Member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking the extracts form the records.

63.4 The directors shall as reasonably practicable notify a Member of any exercise of their powers under Article 68.3.

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64. Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

ACCOUNTS

65. Books of Account

The Company shall keep records and underlying documentation that:

(a) are sufficient to show and explain the Company's transactions; and

(b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

66. Form of Records

66.1 The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

66.2 The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

AUDITS

67. Audit

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

68. Appointment of Auditor

68.1 The auditor shall be appointed by Resolution of Directors.

68.2 The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

69. Remuneration of Auditor

The remuneration of the auditor of the Company may be fixed by Resolution of Directors.

Establishment Labs Holdings Inc. Page 32

70. Duties of Auditor

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a) in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b) all the information and explanations required by the auditor have been obtained.

71. Access to Records

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

72. Auditor Entitled to Notice

The auditor of the Company shall be entitled to receive notice of, and to attend, any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

JURISDICTION

73. Exclusive Jurisdiction of the Courts of the British Virgin Islands

Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's Members, or (iii) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles , or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 74.

Establishment Labs Holdings Inc. Page 33

LITIGATION COSTS

74. Costs of Claim

In the event that (i) any Member or prior Member or anyone on its behalf ("Claiming Party") initiates or asserts any claim or counterclaim ("Claim") or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that the parties may incur in connection with such Claim.

VOLUNTARY LIQUIDATION

75. Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

76. Changes

Notwithstanding Section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

77. Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Establishment Labs Holdings Inc. Page 34

We, OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD., of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 9th day of October, 2013:

Incorporator

SGD: Sallr Husein
Authorised Signatory
OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD.

SCAN TO
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESTABLISHMENT LABS HOLDINGS INC.

The Board of Directors recommends you vote "For" each of the director nominees named in Proposal 1 and "For" Proposals 2, 3, 4 and 5.

Nominees:	**For**	**Against**	**Abstain**
1a. Dennis Condon	☐	☐	☐
1b. Leslie Gillin	☐	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V00989-P86475

ESTABLISHMENT LABS HOLDINGS INC.

Annual Meeting of Stockholders
May 24, 2023, 1:00 p.m. ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rajbir S. Denhoy and Juan José Chacón Quirós as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the Common Shares of Establishment Labs Holdings Inc. held of record by the undersigned on April 4, 2023, at the Annual Meeting of Stockholders to be held virtually by visiting www.virtualshareholdermeeting.com/ESTA2023, on May 24, 2023, or any postponements or adjournments thereof.

This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5 and in the discretion of the proxyholders on any other matter that properly comes before the Annual Meeting or any postponements or adjournments thereof.

(Continued and to be signed on the reverse side)